Filed Pursuant to Rule 424(b)(3)
Registration No. 333-117275

Citigroup Diversified Futures Fund L.P.

Supplement

dated January 31, 2008 to the

Prospectus and Disclosure Document

dated April 30, 2007

(Not for use after April 30, 2008)

Citigroup Global Markets Inc.

Citigroup Diversified Futures Fund L.P.

Supplement

dated January 31, 2008 to the

Prospectus and Disclosure Document

dated April 30, 2007

This Supplement amends and updates the performance and other information included in the Prospectus and Disclosure Document dated

April 30, 2007 (the “Prospectus”) for Citigroup Diversified Futures Fund L.P. (the “Fund”) and should be read in conjunction therewith.

FEES AND EXPENSES OF THE FUND (Page 20)

Other (Page 22)

Ongoing legal, accounting, filing and reporting fees (including continuous offering expenses) are estimated to be $1 million per year.

Break-even Analysis (Page 24)

In order to “break-even” at the end of one year of trading, each $5,000 you invest must earn profits of $257.35 (at a Fund size of $829 million, the approximate size of the Fund as of October 31, 2007) or $253.92 (at a Fund size of

$2 billion). The estimated interest income, fees and expenses that determine these amounts have been calculated in the sequence used by the Fund and, therefore, reflect the Fund’s effective cost structure. The percentages of the minimum initial investment amount as presented in the table below, therefore, do not exactly equal the stated percentages for certain fees. See the footnotes following the table for a description of these differences and page 20 of the Prospectus for a more complete discussion of the Fund’s fees.

	Estimated Fund Size
	$829,000,000		$2,000,000,000
Minimum Initial Investment	$ 5,000.00		$ 5,000.00

	Dollar Amount	Percentage	Dollar Amount	Percentage
Trading Advisors’ Management Fees (1)	$92.84	1.86%	$92.91	1.86%
Trading Advisors’ Incentive Fees (2)	—	—	—	—
Brokerage Fees (3)	$283.38	5.67%	$283.38	5.67%
Transaction Fees	$27.50	0.55%	$27.50	0.55%
Operating Expenses	$6.00	0.12%	$2.50	0.05%

Total Fees	$409.72	8.20%	$406.29	8.13%
Interest Income (4)	$(152.37)	(3.05)%	$(152.37)	(3.05)%

Amount of Trading Income Required for the Fund’s Net Asset Value per Unit at the End of One Year to Equal the Minimum Initial Investment	$257.35		$253.92

Percentage of the Minimum Initial Investment		5.15%		5.08%

(1)	The Fund pays its advisors monthly management fees at an annual rate of either 1.5% or 2% of net assets. The management fee in the table above does not equal a weighted average of 1.5% and 2% of the minimum investment amount because it is based on net assets adjusted by adding back the current month’s management fee and incentive fee accrual (redemptions are not relevant for purposes of the above table).
(2)	The Fund pays each advisor an incentive fee of 20% of new trading profits earned each calendar quarter. Incentive fees are calculated based on new trading profits after deducting all of the Fund’s expenses.
(3)	The Fund pays Citigroup Global Markets a monthly flat rate brokerage fee equal to 5.50% per year of adjusted net assets. The brokerage fee in the table above does not equal 5.50% of the minimum investment amount because it is based on net assets adjusted by adding back that current month’s brokerage fee, management fee, incentive fee and other expenses (redemptions are not relevant for purposes of the above table).
(4)	Interest income to be paid by Citigroup Global Markets was estimated at an annual rate of 3.81% on 80% of the Fund’s assets maintained in cash.

THE GENERAL PARTNER (Page 26)

Principals (Page 27) As of January 31, 2008, David J. Vogel retired as a director of the general partner.

Performance History of the Fund (Page 31)

Citigroup Diversified Futures Fund L.P.

May 1, 2003 (Commencement of Trading Operations) to October 31, 2007

Monthly Percentage Rate of Return	2007	2006	2005	2004	2003
January	0.69%	1.39%	(7.11)%	0.66%	—
February	(4.22)	(2.39)	(0.16)	8.69	—
March	(3.00)	3.51	1.26	(0.16)	—
April	3.77	7.31	(8.12)	(8.80)	—
May	3.58	(3.12)	1.71	(2.25)	6.87%
June	3.85	(2.12)	3.10	(5.24)	(9.68)
July	(2.61)	(5.54)	(2.58)	(1.08)	(6.94)
August	(3.74)	(1.07)	7.29	(2.38)	2.06
September	3.90	1.85	(0.22)	2.54	(2.02)
October	4.02	(0.29)	(0.83)	5.68	4.33
November	—	0.81	5.88	4.24	(2.64)
December	—	0.79	(3.57)	(0.14)	6.24

Annual (or Period) Rate of Return	5.80%	0.52%	(4.45)%	0.51%	(3.07)%

Type of Pool:	Public, Multi-Advisor
Inception of Trading:	May 1, 2003

Aggregate Subscriptions:	$1,433,227,000	(10/07)
Current Net Asset Value:	$828,662,500	(10/07)
Current Net Asset Value per Unit:	$990.05	(10/07)

Worst Monthly Percentage Draw-Down:	9.68%	(6/03)
Worst Peak-to-Valley Draw-Down:	21.34%	(5/03-4/05 )*

Terms are defined and notes to this table appear at page 9 of this Supplement.

“Draw-Down” is defined as losses experienced by a pool over a specified period of time.

* Indicates the pool is in a current draw-down.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The above table reflects the performance of the Fund since inception. Drury, Graham, JWH and Willowbridge have traded on behalf of the Fund since trading operations commenced. Aspect and CFM began trading for the Fund on January 1,

2004. Winton began trading for the Fund on December 1, 2004. AAA began trading for the Fund on October 1, 2005. The above table also reflects the performance of one other advisor which has not been disclosed in the Prospectus.

As of November 1, 2007, the Fund’s assets were allocated among the advisors as follows: AAA — 10.90%, Aspect — 16.68%, CFM — 21.17%, Drury — 10.46%, Graham — 11.18%, JWH — 1.34%, Willowbridge — 10.20%, Winton — 14.03%, Other — 4.04%. Information appearing in the table is based on the Fund’s net asset value calculated without any accrued liability for organizational and offering expenses of the initial offering period. Therefore, the table reflects the net asset value at which units may be purchased or redeemed.

During the period from January 1, 2007 through October 31, 2007, the Fund had realized and unrealized gains of $100,498,906 before the deduction of commissions and other expenses. Brokerage commissions of $39,565,544 and management and incentive fees and other expenses of $17,103,053 were deducted from trading gains during this period.

The amount of interest income earned by the Fund depends on the average daily equity maintained in cash in the Fund’s account and upon interest rates over which neither the Fund nor Citigroup Global Markets has control. During the period from January 1, 2007 through October 31, 2007, the Fund earned interest income of $1,672,786.

Other Pools Operated by the General Partner (Page 32)

Citigroup Managed Futures LLC offers other pools that have one or more than one trading advisor but whose performance may differ from the Fund’s. Differences are due to combinations of different trading advisors and programs traded as well as different partnership or organizational structures. The investment objective of each of the pools is capital appreciation through speculative trading. Tables 1 and 2 below set forth the performance of the other pools that the general partner has operated during the past five years.

Table 1 sets forth the performance of commodity pools that the general partner currently operates for the period January 2002 through October 31, 2007. Table 2 sets forth the performance of commodity pools that the general partner previously operated for the period January 2002 through October 31, 2007, which have ceased trading operations as of October 31, 2007.

The general partner performs the same administrative duties for each of the pools that it operates. Generally, for the pools to be profitable, the advisors’ programs must work well with movements in interest rates, prices of underlying commodities and foreign exchange rates. Trendless and volatile markets are not generally conducive to the programs employed by most of the advisors to the general partner’s funds. Such conditions tend to lead to losses.

For instance, in 2005, several events occurred that made it generally difficult for trend-following advisors to navigate the markets successfully and retain earned profits. Profits were typically earned by advisors in those sectors that had the most pronounced price trends, particularly energy, metals and stock indices. Offsetting these gains were losses in markets that experienced either (i) flat price trends and, therefore, no directional movement, such as interest rates or (ii) excessive volatility, such as currencies and agricultural products. Over the course of the year, the general partner allocated the Fund’s assets to advisors with shorter-term and more fundamentally-based trading strategies relative to other advisors in an effort to capitalize on evolving market conditions.

As of October 31, 2007, each fund listed in Table 1 had a net asset value per unit in excess of its initial offering amount except the Fund, Smith Barney Westport Futures Fund (“Westport”) and Citigroup Fairfield Futures Fund II (“Fairfield II”). This situation is attributable to the failure of the trading systems employed by the advisors to those funds to speculate profitably over the period tabulated.

In the case of the Fund, which commenced trading in May 2003, losses incurred as a result of reversals of established price trends caused a decline in the value of units below offering price. While there have been several markets that have been profitable for the Fund’s various trading strategies since that time, more recent gains in the financial and commodity markets have not offset losses accumulated in prior periods.

In the case of Fairfield II, which commenced trading in March 2004, losses were incurred primarily as a result of reversals of established price trends in the fixed income market during the first year of the fund’s operation. Since 2004, while there were several periods that produced profits for the advisor’s strategy, more recent gains have not completely offset losses accumulated in prior periods.

In the case of Westport, which commenced trading in August 1997, losses have been incurred primarily as a result of reversals of established price trends in currency markets at various times. While there have been several periods that produced profits for the advisor’s strategy during 2006 and 2007, more recent gains have not offset losses accumulated in prior periods.

There is no assurance that a combination of advisors, programs or market factors that produced positive results in the past will do so again in the future. Please see “The Risks You Face — Commodity Trading Risks” beginning on page 9 of the Prospectus for a discussion of the market factors that can result in substantial losses.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Table 1

Capsule Performance of Other Pools Currently Operated by

Citigroup Managed Futures LLC

for the Period January 2002 Through October 31, 2007

	Type of Pool	Inception of Trading	Aggregate Subscriptions $ (000)	Current Total NAV $ (000)	Largest Monthly Percentage Draw- Down		Largest Peak-to-Valley Draw-Down		Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
Name of Pool					Percent (%)	Date	Percent (%)	Time Period	2002	2003	2004	2005	2006	2007
Shearson Select Advisors Futures Fund	P	Jul-87	50,507	1,663	13.77	(Jun-06)	50.37	(Feb-04 to Mar-07)*	39.24	17.28	1.72	(23.91)	(13.04)	(15.50)
Hutton Investors Futures Fund II	P, A	Jul-87	30,304	11,300	13.59	(Jul-06)	40.66	(Feb-04 to Aug-07)*	32.54	15.73	6.75	(18.68)	(12.47)	5.80
Shearson Mid-West Futures Fund	1	Dec-91	60,804	3,733	15.39	(Jan-05)	50.90	(Feb-03 to Aug-07)*	31.72	3.29	11.25	(24.17)	(19.40)	(9.02)
Smith Barney Global Markets Futures Fund	1,A	Aug-93	20,226	3,850	8.81	(Apr-04)	18.43	(Mar-04 to Jul-04)	23.02	13.44	11.19	(3.14)	2.53	3.02
Smith Barney Diversified Futures Fund	P, A	Jan-94	257,069	48,733	9.42	(Apr-04)	27.14	(Apr-99 to Apr-02)	22.15	15.38	6.70	(7.73)	3.16	5.28
Smith Barney Mid-West Futures Fund II	1	Sep-94	104,308	4,925	15.40	(Jan-05)	51.08	(Feb-03 to Aug-07)*	31.68	2.94	11.14	(24.31)	(19.43)	(9.01)
Smith Barney Tidewater Futures Fund	1	Jul-95	151,291	75,760	42.66	(Aug-07)	52.32	(Jun-07 to Aug-07)*	22.27	44.84	5.15	(2.92)	14.88	(29.68)
Smith Barney Diversified Futures Fund II	P, A	Jan-96	163,315	50,528	8.88	(Apr-04)	27.40	(Apr-99 to Apr-02)	19.69	15.94	2.79	1.74	2.78	5.96
Smith Barney Westport Futures Fund	P	Aug-97	282,082	54,213	15.41	(Jan-05)	47.41	(Feb-03 to Mar-07)*	27.48	4.36	12.07	(22.81)	(17.98)	(7.76)
Smith Barney Potomac Futures Fund	1	Oct-97	348,615	171,995	11.08	(Jul-07)	17.22	(Jun-07 to Aug-07)*	11.38	17.24	3.97	6.92	1.49	(7.56)
Smith Barney AAA Futures Fund	1	Mar-98	188,294	238,080	22.52	(Feb-03)	33.08	(Dec-02 to Mar-03)	36.45	(26.31)	46.40	88.62	19.93	8.67
Salomon Smith Barney Global Diversified Futures Fund	P, A	Feb-99	101,778	41,906	7.11	(Apr-04)	18.67	(Feb-04 to Apr-05)	12.21	17.23	(3.58)	10.94	13.00	5.41
Salomon Smith Barney Orion Futures Fund	1,A	Jun-99	447,078	422,088	12.50	(Mar-03)	15.97	(Oct-01 to Feb-02)	21.90	(5.22)	24.39	17.77	13.42	12.88
Salomon Smith Barney Diversified 2000 Futures Fund	P, A	Jun-00	197,619	111,395	8.22	(Jan-05)	21.70	(Oct-01 to Apr-02)	13.01	12.65	3.33	(4.68)	0.78	2.72
Salomon Smith Barney Fairfield Futures Fund	1	Jun-02	151,526	37,715	12.67	(Sep-03)	34.31	(Mar-04 to Mar-07)*	47.99	20.83	(1.35)	(21.15)	2.69	15.72
Salomon Smith Barney AAA Energy Fund II	1	Jul-02	469,107	444,536	22.55	(Feb-03)	33.27	(Dec-02 to Mar-03)	7.89	(26.84)	45.66	87.17	19.56	8.31
Citigroup Diversified Futures Fund	P, 3	May-03	1,433,227	828,663	9.68	(Jun-03)	21.34	(May-03 to Apr-05)*	—	(3.07)	0.51	(4.45)	0.52	5.80
Citigroup Fairfield Futures Fund L.P. II	1	Mar-04	149,805	72,571	8.63	(Apr-04)	27.56	(Mar-04 to Mar-07)*	—	—	(9.18)	(12.11)	(0.57)	14.20
Citigroup Emerging CTA Portfolio	1	Aug-04	163,485	135,894	5.09	(Aug-07)	10.72	(Apr-06 to Oct-06)	—	—	(2.35)	10.37	11.27	6.94
CMF Winton Feeder I	1	Nov-04	39,891	29,658	6.43	(Sep-05)	10.40	(Jan-07 to Mar-07)	—	—	5.62	6.53	14.50	11.35
CMF Institutional Futures Portfolio	1	Jul-05	82,150	95,710	5.03	(Jul-06)	10.46	(Apr-06 to Mar-07)	—	—	—	6.61	6.62	9.37
Smith Barney Bristol Energy Fund	1	Sep-05	205,341	192,261	6.25	(Sep-07)	10.32	(Apr-06 to Oct-06)	—	—	—	4.27	5.38	7.96
Smith Barney Warrington Fund	1	Feb-06	313,043	250,960	6.16	(July-07)	8.52	(Jan-07 to Jul-07)	—	—	—	—	11.76	4.42
Citigroup Abingdon Futures Fund	1	Feb-07	78,644	82,999	7.47	(Feb-07)	11.84	(Feb-07 to Mar-07)	—	—	—	—	—	2.59

Notes follow Table 2.

*	Indicates the pool is in a current draw-down. See Notes following Table 2.

Type of Pool Legend

1 — Privately Offered

2 — Principal Protected

3 — Multi-Advisor (no advisor is allocated more than 25% of a pool’s funds available for trading).

A— More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the regulations of the CFTC.

P — Public

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table 2

Capsule Performance of Other Pools Previously Operated by Citigroup Managed Futures LLC

for the Period January 2002 Through October 31, 2007 and Which Have Ceased Trading Operations as of October 31, 2007

	Type of Pool	Inception of Trading	Termination Date	Aggregate Subscriptions $ (000)	NAV Before Termination $ (000)	Largest Monthly Percent Draw-Down		Largest Peak-to-Valley Draw-Down		Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
Name of Pool						Percent (%)	Date	(%)	Time Period	2002	2003	2004	2005	2006	2007
Salomon Smith Barney Riverton Futures Fund	1	Feb-98	Aug-02	14,506	691	2.01	(Feb-02)	2.99	(Jan-02 to Mar-02)*	(1.47)	—	—	—	—	—
Smith Barney Principal Plus Futures Fund	P, 2, A	Nov-95	Feb-03	37,507	11,989	3.27	(Feb-02)	3.27	(Jan-02 to Feb-02)	9.36	(0.42)	—	—	—	—
Smith Barney Principal Plus Futures Fund II	P, 2,A	Aug-96	Nov-03	22,581	11,574	6.54	(Mar-03)	14.18	(Oct-01 to Feb-02)	9.59	2.58	—	—	—	—
Smith Barney Equity Plus Futures Fund	1	Jun-01	Apr-04	13,943	1,243	9.37	(Sep-02)	26.09	(May-01 to Mar-03)*	(17.14)	10.29	3.95	—	—	—

Notes follow Table.

*  Indicates the pool was in a current draw-down at termination. See Notes following Table.

Type of Pool Legend

1 — Privately Offered

2 — Principal Protected

A — More than one trading advisor but not a multi-advisor pool as that term is defined in Part 4 of the Regulations of the CFTC.

P — Public

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

NOTES TO THE FUND’S TABLE ON PAGE 4 AND TABLES 1 AND 2.

POOLS OPERATED OR MANAGED BY CITIGROUP MANAGED FUTURES LLC.

(a)	“Draw-Down” is defined as losses experienced by a pool over a specified period of time.

(b)	“Largest Monthly Draw-Down” is the largest monthly loss experienced by the pool in any calendar month expressed as a percentage of the total equity in the pool and includes the month and year of such draw-down.

(c)	“Largest Peak-to-Valley Draw-Down” is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by the pool during a period in which the initial month-end net asset value of such draw-down is not equaled or exceeded by any subsequent month’s ending net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated. In the case where the pool is in a current draw-down, or was in a current draw-down at the termination or transfer date, the month of the lowest net asset value of such draw-down is disclosed followed by an asterisk (*).

For purposes of the Largest Peak-to-Valley Draw-Down calculation, any peak-to-valley draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

(d)	“Annual (Year to Date) Rate of Return” is calculated by compounding the Monthly ROR (as described below) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100).

Monthly rate of return (“Monthly ROR”) is calculated by dividing each month’s net performance by the corresponding beginning net asset value adjusted for time-weighted additions or time-weighted withdrawals.

THE ADVISORS (Page 36)

Advisor Descriptions (Page 39)

Table B-2 for each advisor presents the actual performance of that advisor’s program traded on behalf of the Fund through October 31, 2007.

As of October 31, 2007, the aggregate funds under management by the advisors in commodity interest accounts were approximately $24.3 billion (including the nominal account size of any partially funded accounts).

AAA Capital Management Advisors, Ltd. (Page 40)

Past Performance of AAA Capital Management Advisors, Ltd. and its Trading Principals (Page 42)

As of October 31, 2007, AAA managed approximately $1.4 billion of which $977 million was traded pursuant to AAA’s Energy Program-Futures and Swaps. As of the same date, the net assets of the AAA Master Fund totaled approximately $1 billion.

Table A-1 presents the composite performance of the AAA Energy Program for client accounts that trade in futures contracts, options on futures contracts and swap transactions for the period January 2002 through October 31, 2007.

Table A-2 presents the composite performance results of the AAA Energy Program-Futures and Swaps for client accounts that trade in futures contracts and options on futures contracts (not swap transactions) for the period January 2002 through October 31, 2007.

Table A-3 presents the performance results of the Small Equity/Oil Bias Program, a program traded by Mr. Saucer during the period January 2002 through October 31, 2007.

The performance record is divided to reflect two types of accounts; brokerage based and managed accounts. The brokerage based accounts were traded by Mr. Saucer while he was associated with Citigroup Global Markets Inc. and its predecessor firms.

The brokerage based accounts presented in Table A-3 were not charged any management or incentive fees. Compensation for the trading of such accounts was earned primarily through a brokerage relationship between Mr. Saucer and the respective client. Brokerage fees charged were approximately $40 per round turn transaction, plus trading related fees. The performance of the brokerage based accounts presented on Table A-3 has not been adjusted to reflect any management or incentive fees. The managed accounts of the Small Equity/Oil Bias Program were charged both management and incentive fees. The managed accounts were traded by Mr. Saucer as a principal of AAA. Mr. Saucer’s trading strategies as a principal in AAA will differ from the strategies employed in his managed account program.

Table A-4 presents the performance results of the Small Equity/Energy and Commodities Program, a program traded by Mr. Thorez during the period September 2004 (inception of trading) through October 31, 2007.

The performance record is divided to reflect two types of accounts; brokerage based and managed accounts. The brokerage based accounts were traded by Mr. Thorez while he was associated with Citigroup Global Markets Inc. and its predecessor firms.

The brokerage based accounts presented in Table A-4 were not charged any management or incentive fees. Compensation for the trading of such accounts was earned primarily through a brokerage relationship between Mr. Thorez and the respective client. Brokerage fees charged were approximately $30 per round turn transaction, plus trading related fees. The performance of the brokerage based accounts presented on Table A-4 has not been adjusted to reflect any management or incentive fees. The managed accounts of the Small Equity/Energy and Commodities Program were charged both management and incentive fees. The managed accounts were traded by Mr. Thorez as a principal of AAA. Mr. Thorez’s trading strategies as a principal of AAA will differ from the strategies employed in his managed account program.

Table A-5 presents the performance results of the Diversified Energy Commodity Program, a program traded by Mr. Shimaitis, during the period July 2006 (inception of trading) through October 31, 2007.

Where the performance results included in the following tables are presented on a composite basis, the results do not reflect the performance of any one account. Individual accounts may have realized more or less favorable results than the composite results indicate. Results varied depending on such factors as the size of the accounts, commission rates, the date the account started trading and the order in which trades for the various accounts were entered. Additionally, the size of an account may have affected the relative size of the position taken, the degree of diversification and the particular commodities traded.

Past results are not necessarily indicative of future results. No representation is being made that a client will or is likely to achieve profits or incur losses similar to those shown.

Table B-1, the pro forma table presents the composite performance of the Energy Program-Futures and Swaps) for the period January 2002 through September 2005 adjusted for fees and expenses applicable to the Fund.

Table B-2, presents the actual performance of the Energy Program-Futures and Swaps as traded for the Fund for the period October 2005 through October 31, 2007.

TABLES A-1, A-2, A-3, A-4 AND A-5 HAVE NOT BEEN ADJUSTED TO REFLECT THE CHARGES PAYABLE BY THE FUND.

Table A-1

AAA Capital Management Advisors, Ltd.

Energy Program — Futures and Swaps

January 2002 Through October 31, 2007

	Percentage Monthly Rate of Return
	2007	2006	2005	2004	2003	2002
January	(4.70)%	10.31%	6.26%	(1.13)%	(3.76)%	1.15%
February	2.47	2.58	8.68	3.98	(22.49)	0.97
March	1.92	5.67	9.51	5.68	(10.24)	11.38
April	3.19	10.30	3.66	(0.51)	7.10	3.47
May	3.05	(8.80)	4.55	4.17	5.45	6.54
June	1.25	3.56	9.20	(0.05)	4.21	(0.10)
July	2.82	(3.65)	3.11	11.17	(1.46)	(0.54)
August	(3.26)	(4.93)	3.61	0.64	3.25	(1.08)
September	2.46	0.66	11.55	10.48	(0.17)	5.59
October	(0.31)	0.73	(5.91)	11.65	3.64	1.05
November	—	(0.34)	1.25	(3.16)	0.91	0.96
December	—	3.75	11.85	(2.27)	(11.42)	3.61

Annual (or Period) Rate of Return	8.87%	19.62%	90.05%	46.99%	(25.85)%	37.56%

	Compound Average Annual Rate of Return (1/1/02-10/31/07)					25.21%
Name of CTA:			AAA Capital Management Advisors, Ltd.
Name of Trading Program:			Energy Program — Futures and Swaps
Inception of Client Account Trading by CTA:			March 1998
Inception of Client Account Trading in Program:			March 1998
Number of Open Accounts as of October 31, 2007:			9

Total Nominal Assets in all Programs:			$1,385,318,938		(10/07)
Total Nominal Assets in Program:			$977,006,802		(10/07)

Largest Monthly Draw-Down:			22.49%		(2/03)
Largest Peak-to-Valley Draw-Down:			33.04%		(12/02-3/03)

Footnotes follow Table A-5.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Table A-2

AAA Capital Management Advisors, Ltd.

Energy Program — Futures Only

January 2002 Through October 31, 2007

	Percentage Monthly Rate of Return
	2007	2006	2005	2004	2003	2002
January	(5.69)%	11.64%	6.10%	(0.27)%	(6.25)%	1.26%
February	2.30	3.35	7.47	5.19	(15.51)	1.02
March	2.25	5.51	7.49	3.68	(8.17)	11.61
April	4.29	8.24	5.73	(1.09)	4.98	4.52
May	2.99	(7.24)	3.61	4.07	4.27	6.72
June	1.06	2.25	8.18	(0.49)	3.13	0.65
July	2.99	(4.01)	2.05	8.12	(0.29)	(0.50)
August	(2.44)	(4.20)	4.27	1.70	2.63	(0.52)
September	2.75	2.52	12.13	6.85	(0.24)	6.31
October	(0.02)	0.94	(7.32)	10.23	3.87	(0.03)
November	—	(0.90)	1.97	(0.77)	0.46	1.44
December	—	4.87	11.27	(2.51)	(9.65)	1.14

Annual (or Period) Rate of Return	10.53%	23.60%	82.24%	39.58%	(20.97)%	38.34%

	Compound Average Annual Rate of Return (1/1/02-10/31/07)					25.71%
Name of CTA:			AAA Capital Management Advisors, Ltd.
Name of Trading Program:			Energy Program—Futures Only
Inception of Client Account Trading by CTA:			March 1998
Inception of Client Account Trading in Program:			March 1998
Number of Open Accounts as of October 31, 2007:			6

Total Nominal Assets in all Programs:			$1,385,318,938		(10/07)
Total Nominal Assets in Program:			$399,848,333		(10/07)

Largest Monthly Draw-Down:			15.51%		(2/03)
Largest Peak-to-Valley Draw-Down:			27.26%		(12/02-3/03)

Footnotes follow Table A-5.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Table A-3

AAA Capital Management Advisors, Ltd.

Small Equity/Oil Bias Program

For The Period January 2002 Through October 31, 2007

Account Name	Inception of Trading	Number of Open Accounts	Aggregate Assets October 31, 2007		Largest Monthly Draw-Down		Largest Peak-to-Valley Draw-Down		Percentage Rate of Return (Computed on a Compounded Monthly Basis)
									2007		2006	2005		2004	2003	2002
Managed Account Grouping 1	May-00	8	$1,152,244		12.59%	(2/06)	20.29%	(6/03-10/07)	(14.29)		0.35	(0.74)		—	—	—
(Managed Account Program)									(10 Months	)		(4 Months	)

Managed Account Grouping 1	May-00	See Note (a)	See Note (a)		12.10%	(1/04)	21.23%	(10/03-1/04)	—		—	17.13		25.20	34.89	(5.49)
(Brokerage Based Program)												(9 Months	)

Managed Account Grouping 2	May-00	N/A-Closed	N/A-Closed		2.07%	(3/02)	3.44%	(12/01-3/02)	—		—	—		—	—	(2.49)
(Brokerage Based Program)																(4 Months )

Managed Account A	May-00	N/A-Closed	N/A-Closed		13.43%	(1/04)	23.92%	(10/03-1/04)	—		—	3.71		30.12	57.08	(7.19)
(Brokerage Based Program)												(2 Months	)
Managed Account B	Aug-00	Transferred (a)	Transferred	(a)	10.33%	(1/04)	18.66%	(10/03-1/04)	—		—	20.21		21.19	42.68	(7.90)
(Brokerage Based Program)												(9 Months	)
Managed Account C	Oct-00	Transferred (a)	Transferred	(a)	10.73%	(1/04)	19.44%	(10/03-1/04)	—		—	18.32		27.54	51.74	(3.46)
(Brokerage Based Program)												(9 Months	)
Managed Account D	Jun-00	N/A-Closed	N/A-Closed		5.98%	(10/02)	8.51%	(2/03-6/03)	—		—	—		—	3.88	(3.14)
(Brokerage Based Program)															(6 Months)
Managed Account E	Sep-00	N/A-Closed	N/A-Closed		9.76%	(10/02)	13.61%	(9/02-12/02)	—		—	—		—	—	(3.00)
(Brokerage Based Program)
Managed Account F	Aug-00	N/A-Closed	N/A-Closed		20.09%	(2/02)	38.49%	(5/01-2/02)	—		—	—		—	—	21.06
(Brokerage Based Program)																(9 Months )

Table A-4

AAA Capital Management Advisors, Ltd.

Small Equity/Energy and Commodities Program

For The Period September 2004 (Inception of Trading) Through October 31, 2007

Account Name	Inception of Trading	Number of Open Accounts	Aggregate Assets October 31, 2007	Largest Monthly Draw-Down		Largest Peak-to- Valley Draw-Down		Percentage Rate of Return (Computed on a Compounded Monthly Basis)
								2007	2006	2005	2004	2003	2002
Small Equity/Energy and Commodities Program	Sep-04	1	$5,014,846	11.88%	(8/06)	19.58%	(7/07-10/07)	(3.69)	(5.60)	2.17	—	—	—
(Managed Account Program)								(10 Months)		(3 Months)
Small Equity/Energy and Commodities Program	Sep-04	See Note (a)	See Note (a)	5.90%	(4/05)	5.90%	(3/03-4/05)	—	—	45.22	3.78	—	—
(Brokerage Based Program)										(9 Months)	(4 Months)

(a)-After September 30, 2005, these accounts, which were included in the brokerage based program, were transferred into the managed account program.

These accounts were not charged any management or incentive fees. Performance results would have been materially different if such fees had been charged.

Total nominal assets in all programs of the Advisor was approximately $1.4 billion as of October 31, 2007.

Footnotes follow Table A-5.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THESE TABLES

Table A-5

AAA Capital Management Advisors, Ltd.

Diversified Energy Commodity Program

For the Period July 2006 (Inception of Trading) Through October 31, 2007

Name of Program	Inception of Trading Program	Number of Open Accounts	October 31, 2007 Aggregate Assets	Largest Monthly Draw-Down		Largest Peak-to- Valley Draw-Down		Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
								2007	2006	2005	2004	2003	2002
Diversified Energy Commodity Program	Jul-06	1	$2,296,713	17.94%	(7/06)	23.82%	(4/07-8/07)	(13.37)	6.95	—	—	—	—
								(10 Months)	(6 Months)

Total nominal assets in all programs of the Advisor was approximately $1.4 billion as of October 31, 2007.

Footnotes follow Table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Notes to AAA Tables A-1, A-2, A-3, A-4 and A-5 (Page 49)

(a)	Draw-Down is defined as losses experienced by the program over a specified period of time.

(b)	Largest Monthly Draw-Down is the largest monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

Accounts with less than $500,000 experienced draw-downs that were materially larger than the largest composite monthly draw-down presented. AAA does not currently accept accounts of less than $1,000,000 in its Energy Program.

Individual accounts may have experienced larger monthly draw-downs.

(c)	Largest Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program during a period in which the initial composite month-end net asset value of such draw-down is not equaled or exceeded by a subsequent month-end composite net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated.

Accounts with less than $500,000 experienced peak-to-valley draw-downs that were materially larger than the largest composite peak-to-valley draw-down. AAA does not currently accept accounts of less than $1,000,000 in its Energy Program.

Individual accounts may have experienced larger peak-to-valley draw-downs.

(d)	Monthly Rate of Return (“Monthly ROR”) for Table A-1 is calculated by dividing net performance by the beginning equity available for trading.

Beginning January 1, 2004, Monthly ROR for Table A-2 is calculated using the Only Accounts Traded method (“OAT” method), which is net performance divided by beginning equity subject to certain adjustments. In this calculation, accounts are excluded from both net performance and beginning equity if their inclusion would materially distort the Monthly ROR. The excluded accounts are those (i) for which there was a material addition or withdrawal during the month, (ii) which were open for only part of the month or (iii) which had no open positions during the month because they were to be permanently closed. Such accounts were not charged with material nonrecurring costs during the month.

Beginning January 1, 2004, beginning equity for the Monthly ROR calculation includes accounts that are “notionally” funded. All accounts are included at their nominal account sizes. The nominal account size is the total account size established by the advisor and the client upon which the advisor will base its trading decisions. The nominal account size may be different than the actual funds on deposit in the client’s futures account.

Monthly ROR in Table A-2 between January 2002 (the month AAA accepted a “notionally” funded account) and December 31, 2003, was calculated using the “Fully-Funded Subset” method. Monthly ROR was calculated by dividing net performance by the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset was adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return. The Fully-Funded Subset refers to that subset of accounts included in the composite which were funded entirely by actual funds.

(e)	Annual Rate of Return is calculated by compounding the Monthly ROR over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Tables A-1 and A-2.

The rates of return on Tables A-3, A-4 and A-5 are presented on an annual basis. Monthly ROR for the managed account groups or programs on Tables A-4 and

A-5 was calculated using the OAT method. Monthly ROR for the individual managed accounts on Tables A-3 and A-4 was calculated by dividing net performance by the beginning equity. In the case of additions to or withdrawals from an account during a particular month, Monthly ROR has been calculated by dividing net performance by beginning equity adjusted for time-weighted additions minus time-weighted withdrawals, i.e., additions and withdrawals, respectively are multiplied by a fraction, the numerator of which is the number of days in the month that such sums were included in or excluded from, as the case may be, the amount available for trading, and the denominator of which is the number of days in such month.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table B-1

AAA Capital Management Advisors, Ltd.

Pro Forma Performance

Energy Program—Futures and Swaps

January 1, 2002 Through September 30, 2005

	Percentage Pro Forma Monthly Rate of Return
	2005	2004	2003	2002
January	5.92%	(1.30)%	(3.44)%	1.15%
February	8.37	3.62	(22.26)	1.20
March	9.27	5.51	(10.24)	11.78
April	3.40	(0.86)	6.96	3.84
May	4.25	3.99	5.34	6.81
June	8.85	(0.29)	4.04	(0.19)
July	2.82	10.97	(1.69)	(1.16)
August	3.33	0.62	2.85	(1.14)
September	11.21	10.70	(0.56)	5.88
October	—	11.36	3.32	1.21
November	—	(3.45)	0.57	0.96
December	—	(2.60)	(11.53)	4.07

Annual (or Period) Rate of Return	73.88%	43.59%	(27.00)%	39.36%

Compound Average Annual Rate of Return (1/1/02-9/30/05)				28.22%
Largest Monthly Draw-Down:			22.26%	(2/03)
Largest Peak-to-Valley Draw-Down:			32.62%	(12/02-3/03)

Table B-2

AAA Capital Management Advisors, Ltd.

Actual Performance

Citigroup Diversified Futures Fund L.P.

October 1, 2005 Through October 31, 2007

	Percentage Monthly Rate of Return
	2007	2006	2005
January	(4.99)%	10.04%	—
February	2.09	2.27	—
March	1.55	5.37	—
April	3.12	9.62	—
May	3.19	(8.86)	—
June	1.12	3.23	—
July	2.95	(4.58)	—
August	(4.11)	(6.07)	—
September	2.36	0.36	—
October	(0.64)	0.45	(6.71)%
November	—	(0.77)	0.93
December	—	3.90	12.31

Annual (or Period) Rate of Return	6.41%	13.93%	5.75%

Compound Average Annual Rate of Return (10/1/05-10/31/07)			12.67
Largest Monthly Draw-Down:		8.86%	(5/06)
Largest Peak-to-Valley Draw-Down:		16.73%	(4/06-1/07)*

Notes follow Table.

* See note 3 on Page 20.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THESE TABLES

Notes to Tables B-1 for all Advisors (Page 52)

Each Table B-1 was prepared by the general partner and presents the results of applying certain arithmetical calculations to various figures in each advisor’s composite performance record for the program or portfolio that will be traded for the Fund in order to indicate approximately what the month-to-month effect on such figures would have been had the accounts in question (i) been charged the brokerage, management and incentive fees and other expenses that are paid by the Fund, as opposed to the brokerage commissions and management and incentive fees and other expenses that they did in fact pay and (ii) received interest income on 80% of account equity. Adjustments for pro forma other expenses and initial and continuous offering expenses were made to each Table B-1 based upon an assumed average Fund size of $829 million, the approximate size of the Fund as of October 31, 2007. The pro forma calculations are made on a month-to-month basis, that is, the pro forma adjustment to brokerage commissions, management and incentive fees, other expenses and interest income in one month does not affect the actual figures that are used in the following month for making the similar pro forma calculations for that period, except for pro forma incentive fees as described in Note 4.

Accordingly, the pro forma tables do not reflect on a cumulative basis the effect of the difference between the fees to be charged to and interest earned by the Fund and the fees and commissions charged to and interest earned by the accounts in the actual performance tables.

1.	Pro forma brokerage fees for each month have been calculated by adding the sum of (a) actual ending equity, actual management and incentive fees, actual brokerage commissions, actual other expenses and pro forma interest income minus actual interest income (the “Base Amount”) and (b) multiplying the result by 0.46% (an annual rate of 5.5%), plus estimated NFA, exchange, “give-up” and floor brokerage fees.

2.

Pro forma management fees for each month have been calculated by taking the Base Amount, subtracting pro forma brokerage fees and pro forma other expenses and multiplying the result by  1/6 of 1% or, in Aspect’s case,  1/8 of 1%.

3.	Pro forma other expenses have been calculated by (a) adding actual beginning equity to the sum of actual ending equity, actual management and incentive fees, actual brokerage commissions and actual other expenses, (b) subtracting actual interest income, (c) dividing this sum by two (“Average Equity”) and multiplying the result by 0.01% (an annual rate of 0.12%).

4.	Pro forma quarterly incentive fees have been calculated by (a) adding to the actual net performance, actual management and incentive fees, actual brokerage commissions and actual other expenses, (b) subtracting actual interest income, pro forma brokerage fees, pro forma management fees and pro forma other expenses (excluding expenses of the initial offering) and (c) multiplying the resulting figure by 20%. Pro forma incentive fees were calculated on a monthly basis (in accordance with generally accepted accounting principles) so as to reflect the reversal of previously accrued incentive fees when profits sufficient to generate incentive fees are recognized as of the end of an interim month in a quarter but lost in a subsequent month in such quarter. In the case where there is cumulative negative net performance that must be reversed before an incentive fee becomes payable and there are net withdrawals, the cumulative negative net performance amount has been proportionately reduced. The Fund’s incentive fee will be paid as of the end of each calendar quarter. The pro forma reflects such end of quarter payments, if earned.

5.	Pro forma interest income has been calculated by (a) taking the Average Equity amount (the estimated cash balance on which the Fund is expected to earn interest income), (b) multiplying it by 80% and (c) multiplying the result by the monthly historical 30-day Treasury bill rate. For purposes of calculating pro forma interest income, Fund interest was estimated using historical 30-day Treasury bill rates of the time period presented on Tables B-1. Such rates may differ from both the 30-day Treasury bill rates that will be used to calculate Fund interest income on amounts maintained in cash and the rates of 90-day Treasury bills that Citigroup Global Markets may purchase for the Fund. The application of historical rates may compare more closely to the interest income reflected in the advisors’ performance tables which was most likely earned at the then prevailing interest rates of a particular time period. Although Citigroup Global Markets may place up to all of the Fund’s assets in 90-day Treasury bills, the 30-day rate has been used in Table B-1 because it results in a more conservative interest income estimate.

6.	Pro forma monthly rate of return (“Pro Forma Monthly ROR”) equals pro forma net performance divided by the actual beginning equity (from the historical performance tables) or equity adjusted for material additions and withdrawals, where applicable.

7.	Pro forma annual rate of return equals the Pro Forma Monthly ROR compounded over the number of periods in a given year, that is, each Pro Forma Monthly ROR in hundredths is added to one (1) and the result is multiplied by the previous period’s Pro Forma Monthly ROR similarly expressed. One (1) is then subtracted from the product. The Compound Average Annual Rate of Return for the entire period presented (where applicable) is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the period presented and then one (1) is subtracted. The Compound Average Annual Rate of Return for the entire period appears as the last entry in the column for programs selected to trade on behalf of the Fund.

Additional Notes to Tables B-1 and Notes to Tables B-2 for all Advisors (Page 53)

1.	“Draw-Down” is defined as losses experienced by a program over a specified period of time.

2.	“Largest Monthly Draw-Down” is the largest pro forma (Table B-1) or actual (Table B-2) monthly loss experienced by the program on a composite basis in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

3.	“Largest Peak-to-Valley Draw-Down” is the greatest cumulative pro forma (Table B-1) or actual (Table B-2) percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program during a period in which the initial composite month-end net asset value of such peak-to-valley draw-down is not equaled or exceeded by a subsequent month’s composite ending net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value of such decline are indicated. In the case where the trading program is in a current draw-down, the month of the lowest net asset value of such draw-down is marked by an asterisk (*).

4.	“Monthly Rate of Return” (“Monthly ROR”) (Table B-2) is calculated by dividing each advisor’s monthly net performance in the Fund by the advisor’s corresponding beginning net asset value adjusted for time-weighted additions or time-weighted withdrawals.

5.	“Annual (or Period) Rate of Return” is calculated by compounding the Monthly ROR over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One (1) is then subtracted from the product and the result is multiplied by one hundred (100).

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Aspect Capital Limited (Page 55)

Background (Page 55)

As of October 31, 2007, Aspect had approximately $4.3 billion (including the nominal account size of any partially funded accounts) under management and the net assets of the Aspect Master Fund totaled approximately $219 million.

Past Performance of Aspect (Page 59)

As of October 31, 2007, Aspect had approximately $4.3 billion (including the nominal account size of any partially funded accounts) under management.

Table A-1 reflects the performance results of a single pool account (Diversified Fund Limited) that is traded according to Aspect’s Diversified Program for the period January 1, 2002 through October 31, 2007. This account is presented as representative of Aspect’s Diversified Program.

Table A-1A reflects the performance results of all non-exempt accounts traded according to Aspect’s Diversified Program for the period January 2004 (inception of account trading) through October 31, 2007.

Aspect advises exempt commodity futures accounts for qualified eligible persons. The performance of these accounts, except as presented in Tables A-1 and A-1A, is not included in the performance records. Aspect believes that the performance information appearing in each table presented is an accurate representation of each respective program. References to total assets managed by Aspect in a particular program or overall are based on nominal account size.

Table B-1 presents the pro forma performance results of the Aspect Diversified Fund adjusted for fees, expenses and interest income applicable to the Fund for the period January 1, 2002 through December 31, 2003.

Table B-2 presents the actual performance for the Diversified Program as traded for the Fund for the period January 1, 2004 through October 31, 2007.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Table A-1

Aspect Capital Limited

Diversified Program — Aspect Diversified Fund

January 1, 2002 Through October 31, 2007

			Percentage Monthly Rate of Return
	2007	2006	2005	2004	2003	2002
January	2.78%	2.47%	(7.48)%	1.90%	3.72%	(5.15)%
February	(5.83)	(1.31)	4.09	6.78	8.35	(9.73)
March	(1.94)	5.31	1.44	(5.27)	(7.08)	4.81
April	4.66	5.10	(2.94)	(7.55)	(1.48)	(2.73)
May	6.22	(4.98)	4.61	(1.38)	10.49	2.52
June	3.68	0.49	4.47	(7.96)	(3.10)	11.29
July	(5.68)	(4.56)	(0.87)	(0.24)	2.17	8.47
August	(6.53)	(0.59)	4.24	0.80	(0.57)	1.63
September	5.51	0.37	0.58	0.67	1.94	7.16
October	7.33	4.81	(1.43)	3.33	2.46	(6.51)
November	—	0.23	5.80	5.17	(0.92)	(4.86)
December	—	5.52	(0.28)	(3.01)	4.13	13.90

Annual (or Period) Rate of Return	9.22%	12.82%	12.00%	(7.71)%	20.58%	19.19%

	Compound Average Annual Rate of Return (1/1/02-10/31/07)					10.92%
Inception of Trading by CTA:				December 1998
Inception of Trading in Program:				December 1998
Number of Open Accounts in Program as of October 31, 2007:				42

Aggregate Assets (Actual Funds) in all Programs:				$2,783,538,325		(10/07)
Aggregate Assets (Nominal Account Size) in all Programs:				$4,326,956,384		(10/07)
Aggregate Assets (Actual Funds) in Program:				$2,515,654,464		(10/07)
Aggregate Assets (Nominal Account Size) in Program:				$4,023,630,451		(10/07)
Aggregate Assets in Representative Account:				$1,477,145,659		(10/07)

Largest Monthly Draw-Down:				9.73%		(2/02)
Largest Peak-to-Valley Draw-Down:				21.52%		(2/04-1/05)

Notes follow Table A-1A.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Table A-1A

Aspect Capital Limited

Diversified Program — Non-Exempt Accounts

January 2004 (Inception of Trading) Through October 31, 2007

	Percentage Monthly Rate of Return
	2007	2006	2005	2004
January	2.81%	2.17%	(7.38)%	1.04%
February	(5.77)	(1.23)	3.72	6.52
March	(2.03)	5.21	1.87	(4.66)
April	3.86	5.29	(3.01)	(7.20)
May	6.20	(4.36)	4.39	(1.81)
June	3.45	0.42	4.55	(8.00)
July	(5.20)	(4.47)	(1.47)	(0.23)
August	(6.03)	(0.68)	4.40	0.02
September	5.34	0.42	(0.22)	0.57
October	6.53	4.51	(1.71)	3.07
November	—	0.35	5.12	4.92
December	—	4.61	(0.53)	(2.99)

Annual (or Period) Rate of Return	8.26%	12.23%	9.28%	(9.43)%

Inception of Trading by CTA:	December 1998
Inception of Trading in Program:	December 1998
Number of Open Accounts in Program as of October 31, 2007:	42

Aggregate Assets (Actual Funds) in all Programs:	$2,783,538,325	(10/07)
Aggregate Assets (Nominal Account Size) in all Programs:	$4,326,956,384	(10/07)
Aggregate Assets (Actual Funds) in Program:	$2,515,654,464	(10/07)
Aggregate Assets (Nominal Account Size) in Program:	$4,023,630,451	(10/07)
Aggregate Nominal Assets in Non-Exempt Accounts Composite:	$576,845,373	(10/07)

Largest Monthly Draw-Down:	7.38%	(1/05)
Largest Peak-to-Valley Draw-Down:	22.07%	(3/05-1/06)

Notes follow Table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Notes to Aspect Tables A-1 and A-1A (page 62)

(a)	“Draw-Down” is defined as losses experienced by the account presented over a specified period of time.

(b)	“Largest Monthly Draw-Down” is the largest monthly loss experienced by the account presented in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

(c)	“Largest Peak-to-Valley Draw-Down” is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by the account or trading program presented during a period in which the initial composite month-end net asset value of such draw-down is not equaled or exceeded by any subsequent month-end composite net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated.

(d)	“Monthly Rate of Return” (“Monthly ROR”) is calculated by dividing net income for the month by equity available as of the beginning of the month (including contributions made at the start of the month).

(e)	“Annual (or Period) Rate of Return” is calculated by compounding the Monthly ROR over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One (1) is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A-1.

(f)	“Inception of Trading” is the date on which Aspect began trading the accounts presented.

Additional Footnote for Qualified Eligible Person Accounts

Aspect advises exempt commodity futures accounts for qualified eligible persons. The performance of these accounts, except as presented in Tables A-1 and A-1A, is not included in the performance records. Aspect believes that the performance information appearing in each table presented is an accurate representation of each respective program.

Table B-1

Aspect Capital Limited

Pro Forma Performance

Diversified Program—Aspect Diversified Fund

January 1, 2002 Through December 31, 2003

Percentage Pro Forma Monthly Rate of Return
	2003	2002
January	3.32%	(5.56)%
February	8.09	(10.08)
March	(6.36)	4.48
April	(2.10)	(3.16)
May	8.79	2.20
June	(2.81)	11.12
July	1.44	7.02
August	(0.80)	1.10
September	1.57	6.66
October	2.20	(6.88)
November	(1.01)	(5.53)
December	4.15	14.00

Annual (or Period) Rate of Return	16.58%	12.93%

Compound Average Annual Rate of Return (1/02-12/31/03)		14.74%
Largest Monthly Draw-Down:	10.08%	(2/02)
Largest Peak-to-Valley Draw-Down:	15.08%	(1/02-2/02)

Table B-2

Aspect Capital Limited

Actual Performance

Citigroup Diversified Futures Fund, L.P.

January 1, 2004 Through October 31, 2007

Percentage Monthly Rate of Return
	2007	2006	2005	2004
January	2.83%	1.93%	(7.88)%	1.04%
February	(6.28)	(1.76)	3.27	6.14
March	(2.42)	5.12	1.49	(5.06)
April	4.09	5.20	(3.38)	(7.61)
May	6.29	(4.93)	4.05	(2.21)
June	3.30	0.04	4.28	(8.40)
July	(6.02)	(5.16)	(1.87)	(0.64)
August	(6.58)	(1.07)	4.18	(0.43)
September	4.70	(0.10)	(0.57)	0.18
October	6.59	4.28	(2.17)	2.63
November	—	(0.24)	4.96	4.49
December	—	5.16	(0.88)	(3.50)

Annual (or Period) Rate of Return	5.31%	7.99%	4.72%	(13.58)%

Compound Average Annual Rate of Return (1/1/04-10/31/07)				0.75%
Largest Monthly Draw-Down:			8.40%	(6/04)
Largest Peak-to-Valley Draw-Down:			25.76%	(2/04-1/05)*

Notes to Tables B-1 and B-2 begin on page 19.

* See note 3 on Page 20.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THESE TABLES

Capital Fund Management S.A. (Page 64)

Background (Page 64)

As of October 31, 2007, CFM had approximately $3.1 billion ($1.6 billion in futures-based programs) under management (including the nominal account size of any partially funded accounts) and the net assets of the Capital Master Fund totaled approximately $199 million.

Past Performance of CFM (Page 65)

Table A-1 reflects the composite capsule performance results of all accounts traded according to CFM’s Discus Program for the period January 1, 2002 through October 31, 2007.

Table A-2 reflects the composite capsule performance results for the other trading program directed by CFM for the time period indicated on the table.

Table B-1 presents the pro forma composite performance results of the Discus Program adjusted for fees, expenses and interest income applicable to the Fund for the period January 1, 2002 through December 31, 2003.

Table B-2 presents the actual performance of the Discus Program as traded for the Fund for the period January 1, 2004 through October 31, 2007.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Table A-1

Capital Fund Management

Discus Program

January 1, 2002 Through October 31, 2007

	Percentage Monthly Rate of Return
	2007	2006	2005	2004	2003	2002
January	0.96%	3.20%	(3.52)%	(0.99)%	3.00%	(4.61)%
February	(2.31)	(0.83)	4.00	0.71	3.20	(0.52)
March	(0.31)	3.14	(2.33)	(1.70)	1.64	(1.87)
April	2.08	1.00	3.29	(3.71)	5.42	(2.05)
May	1.15	(0.44)	1.42	0.16	7.20	2.45
June	1.81	2.00	5.64	(1.13)	1.79	4.10
July	(1.56)	(2.60)	0.54	(1.13)	(3.88)	13.27
August	0.97	(2.46)	4.70	3.54	(3.11)	(2.09)
September	2.88	(0.05)	4.13	(0.88)	(2.32)	2.41
October	5.11	2.56	4.64	0.73	(1.09)	(5.20)
November	—	(1.06)	5.19	2.32	(0.60)	(0.95)
December	—	0.47	(2.01)	0.92	1.71	5.36

Annual (or Period) Rate of Return	11.09%	4.81%	28.22%	(1.35)%	13.06%	9.30%

Compound Average Annual Rate of Return (1/1/02-10/31/07)			10.81%
Inception of Trading by CTA:	January 1991
Inception of Trading in Program:	January 1991
Number of Open Accounts as of October 31, 2007:	11

Aggregate Assets (Actual Funds) in all Programs (A):	946,780,260	(10/07)
Aggregate Assets (Nominal Account Size) in all Programs (A):	1,560,324,671	(10/07)
Aggregate Assets (Actual Funds) in Program:	930,151,540	(10/07)
Aggregate Assets (Nominal Account Size) in Program:	1,543,695,951	(10/07)

Largest Monthly Draw-Down:	5.20%	(10/02)
Largest Peak-to-Valley Draw-Down:	21.60%	(3/01-4/02)

Notes follow Table A-2.

(A) - Futures based programs only.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Table A-2

Other Trading Programs Directed by Capital Fund Management

For the Period January 1, 2002 Through October 31, 2007

Name of Program	Inception of Trading Account	Number of Open Accounts	Aggregate Assets in Program October 31, 2007	Largest Monthly Draw-Down		Largest Peak-to- Valley Draw-Down		Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
								2007	2006	2005	2004	2003	2002

Discus Program 1.5 Leverage – Salomon Smith Barney Diversified Futures Fund II	Jul-01	1	$16,628,720	7.73%	(10/02)	29.16%	(8/01-4/02)	13.87	7.96	52.28	(2.52)	16.64	12.41
								(10 Months)

Aggregate assets in all CFM futures based programs was approximately $1.6 billion (nominal account size) as of October 31, 2007.

Notes follow Table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Notes to CFM Tables A-1 and A-2 (Page 68)

(a)	“Draw-Down” is defined as losses experienced by an account over a specified period of time.

(b)	“Largest Monthly Draw-Down” is the largest monthly loss experienced by any account in the program in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

(c)	“Largest Peak-to-Valley Draw-Down” is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by any account in the trading program during a period in which the initial month-end net asset value of such draw-down is not equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated.

(d)	“Monthly Rate of Return” (“Monthly ROR”) in Table A-1 is calculated based upon each account’s nominal account size. Under this method, the net performance is aggregated for all accounts managed by CFM, whether fully-funded or not. This net performance is divided by the corresponding beginning equity, except in periods of significant additions or withdrawals to an account. In such instances, the calculation is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the only accounts traded method.

“Monthly Rate of Return” on Table A-2 is calculated by dividing each month’s net performance by the corresponding beginning net asset value adjusted for time-weighted additions or time-weighted withdrawals.

(e)	“Annual (or Period) Rate of Return” is calculated by compounding the Monthly ROR (as described above) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One (1) is then subtracted from the product and the result is multiplied by one hundred (100).

Additional Footnote to Table A-1

In August 2007, Discus Master Limited (a commodity pool operated by CFM), which represented approximately $1.5 million of the total nominal assets in the Discus program was affected by the bankruptcy of Sentinel Management Group, Inc. Consequently, calculation of the net asset value of that pool was suspended during the month of August 2007 and its performance has been excluded from the composite performance of the Discus program in the months of August and September 2007.

The performance as shown does not include any interest income that may have been earned in the accounts.

Table B-1

Capital Fund Management

Pro Forma Performance

Discus Program

January 1, 2002 Through December 31, 2003

Percentage Pro Forma Monthly Rate of Return
	2003	2002
January	2.89%	(4.46)%
February	2.76	(0.58)
March	1.37	(2.21)
April	4.89	(2.08)
May	6.79	2.43
June	1.69	4.18
July	(3.90)	12.16
August	(3.57)	(1.80)
September	(2.64)	2.18
October	(1.37)	(5.02)
November	(0.72)	(0.99)
December	1.12	5.30

Annual (or Period) Rate of Return	9.06%	8.17%

Compound Average Annual Rate of Return (1/1/02-12/31/03)		8.61%
Largest Monthly Draw-Down:	5.02%	(10/02)
Largest Peak-to-Valley Draw-Down:	11.65%	(6/03-1103)
Supplemental Largest Peak-to-Valley Draw-Down (1):	18.95%	(6/03-7/04)

(1)	A Supplemental Largest Peak-to-Valley Draw-Down has been added since the draw-down extends into actual Fund performance. See the actual Fund performance table below.

Table B-2

Capital Fund Management

Actual Performance

Citigroup Diversified Futures Fund L.P.

January 1, 2004 Through October 31, 2007

	Percentage Monthly Rate of Return
	2007	2006	2005	2004
January	0.94%	3.14%	(3.64)%	(1.62)%
February	(2.69)	(0.86)	4.05	0.54
March	(0.29)	3.30	(2.39)	(1.91)
April	1.48	1.01	3.36	(3.80)
May	1.38	(0.51)	1.72	(0.12)
June	1.08	2.23	5.53	(1.38)
July	(2.17)	(2.45)	0.46	(1.32)
August	1.02	(2.28)	4.71	3.30
September	3.23	0.03	4.08	(1.10)
October	4.62	2.43	4.84	0.60
November	—	(1.07)	5.39	2.14
December	—	0.15	(2.09)	0.52

Annual (or Period) Rate of Return	8.71%	5.01%	28.61%	(4.27)%

Compound Average Annual Rate of Return (1/1/04-10/31/07)	9.29%
Largest Monthly Draw-Down:	3.80%	(4/04)
Largest Peak-to-Valley Draw-Down:	9.28%	(1/04-7/04)

Notes to Tables B-1 and B-2 begin on page 19.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THESE TABLES

Drury Capital, Inc. (Page 70)

Background (Page 70)

As of October 31, 2007, Drury had approximately $102 million (including the nominal account size of any partially funded accounts) under management and the net assets of the Drury Master Fund totaled approximately $95 million.

Drury Capital, Inc.’s main business office is located at the Drury Capital Services office, 47 Hulfish Street, Suite 340, Princeton, New Jersey. Drury’s telephone number is 609-252-1230.

Trading Program (Page 70)

The Diversified Trend-Following Program trades approximately 70 portfolio instruments and is generally positioned in 45 of these instruments on average. Positions can be short as well as long. The Diversified Trend-Following Program has no market or sector bias, as Drury believes that each instrument can produce long-term profits through the application of independent technical analysis and risk management.

Past Performance of Drury (Page 71)

Table A-1 reflects the composite capsule performance results of all accounts traded according to Drury’s Diversified Trend-Following Program for the period January 2002 through October 31, 2007.

Table B-1 presents the pro forma composite performance results of the Diversified Trend- Following Program for the period January 2002 through April 30, 2003, adjusted for fees, expenses and interest income applicable to the Fund.

Table B-2 presents the actual performance of the Diversified Trend-Following Program as traded for the Fund for the period for the period May 1, 2003 through October 31, 2007.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Table A-1

Drury Capital, Inc.

Diversified Trend-Following Program

January 1, 2002 Through October 31, 2007

	Percentage Monthly Rate of Return
	2007	2006	2005	2004	2003	2002
January	3.33%	(0.51)%	(2.34)%	2.45%	7.76%	0.52%
February	(3.51)	(0.69)	(4.57)	11.09	6.94	(1.32)
March	0.08	0.37	0.27	2.33	(6.32)	(2.05)
April	3.21	2.38	(5.56)	(6.97)	(4.10)	(3.68)
May	3.39	(2.15)	(4.02)	(6.06)	9.42	(5.13)
June	7.79	(1.28)	(2.42)	(1.21)	(6.35)	11.62
July	(5.60)	(6.44)	(0.65)	(0.45)	(4.41)	4.82
August	(5.31)	(1.22)	1.83	(5.85)	(0.87)	3.75
September	2.93	0.91	1.15	7.78	4.17	4.35
October	(0.63)	(4.46)	0.95	(1.13)	13.80	(9.42)
November	–	(6.34)	7.85	7.20	(1.03)	(5.97)
December	–	3.38	(2.78)	(0.36)	6.64	10.19

Annual (or Period) Rate of Return	4.93%	(15.39)%	(10.47)%	7.27%	25.77%	5.55%

		Compound Average Annual Rate of Return (1/1/02-10/31/07)				2.15%
Inception of Trading by CTA:			October 1992
Inception of Trading in Program:			May 1997
Number of Open Accounts as of October 31, 2007:			4

Aggregate Assets (Nominal Account Size) in all Programs:			$101,707,767		(10/07)
Aggregate Assets (Actual Funds) in all Programs:			$100,606,235		(10/07)
Aggregate Assets (Nominal Account Size) in Program:			$101,707,767		(10/07)
Aggregate Assets (Actual Funds) in Program:			$100,606,235		(10/07)

Largest Monthly Draw-Down:			9.42%		(10/02)
Largest Peak-to-Valley Draw-Down:			32.51%		(3/04-11/06)

Notes follow Table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Notes to Drury Table A-1 (page 74)

(a)	“Draw-Down” is defined as losses experienced by a trading program on a composite basis over a specified period of time.

(b)	“Largest Monthly Draw-Down” is the largest monthly loss experienced by the trading program on a composite basis in any calendar month covered by the table expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

(c)	“Largest Peak-to-Valley Draw-Down” is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by the trading program on a composite basis during a period covered by the table in which the initial month-end net asset value of such draw-down is not equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated.

(d)	“Monthly Rate of Return” (“Monthly ROR”) for the period beginning April 1, 2004 is calculated using the Only Accounts Trading (OAT) method, which is Net Performance divided by Beginning Nominal Net Asset Value subject to certain adjustments. In this calculation, accounts are excluded from both Net Performance and Beginning Nominal Net Asset Value if their inclusion would materially distort the Monthly ROR. The excluded accounts include (1) accounts for which there was a material addition or withdrawal during the month, (2) accounts which were open for only part of the month and (3) accounts which had no open positions during the month because they were to be permanently closed. Such accounts were not charged with material nonrecurring costs during the month. For periods prior to April 1, 2004, Monthly ROR each month is calculated by dividing net performance of the Fully- Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions to or withdrawals from the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully-Funded Subset method.

The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by actual funds.

(e)	“Annual (or Period) Rate of Return” is calculated by compounding the Monthly ROR (as described above) over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One (1) is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A-1.

Table B-1

Drury Capital, Inc.

Pro Forma Performance

Diversified Trend-Following Program

January 1, 2002 Through April 30, 2003

	Percentage Pro Forma Monthly Rate of Return
	2003	2002
January	9.11%	0.14%
February	6.70	(1.84)
March	(6.79)	(2.55)
April	(5.23)	(4.31)
May	—	(5.59)
June	—	11.75
July	—	5.20
August	—	3.67
September	—	3.97
October	—	(12.04)
November	—	(7.25)
December	—	10.83

Annual (or Period) Rate of Return.	2.84%	(0.85)%

Largest Monthly Draw-Down:	12.04%	(10/02)
Largest Peak-to-Valley Draw-Down:	18.42%	(9/02-11/02)

Table B-2

Drury Capital, Inc.

Actual Performance

Citigroup Diversified Futures Fund, L.P.

May 1, 2003 Through October 31, 2007

	Percentage Monthly Rate of Return
	2007	2006	2005	2004	2003
January	3.93%	(0.95)%	(2.98)%	1.51%	—
February	(3.86)	(0.94)	(4.78)	10.80	—
March	(0.19)	0.39	(0.33)	2.23	—
April	2.88	2.57	(6.07)	(7.68)	—
May	3.51	(2.97)	(4.63)	(7.25)	8.07%
June	7.83	(1.58)	(2.71)	(1.67)	(7.25)
July	(5.82)	(6.66)	(1.16)	(0.67)	(5.40)
August	(5.47)	(1.48)	2.42	(6.21)	(1.20)
September	2.38	1.05	(0.05)	6.63	3.84
October	(0.77)	(4.82)	1.18	(1.10)	13.75
November	—	(6.51)	7.27	8.19	(1.45)
December	—	3.04	(2.90)	(0.12)	6.55

Annual (or Period) Rate of Return	3.58%	(17.80)%	(14.43)%	2.78%	16.20%

	Compound Average Annual Rate of Return (5/1/03-10/31/07)				(3.04)%
Largest Monthly Draw-Down:				7.68%	(4/04)
Largest Peak-to-Valley Draw-Down:				38.98%	(3/04-11/06 )*

Notes to Tables B-1 and B-2 begin on page 19.

* See note 3 on page 20.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THESE TABLES

Graham Capital Management, L.P. (Page 76)

Background (Page 76)

As of October 31, 2007, Graham had approximately $5.4 billion (including the nominal account size of any partially funded accounts) under management and the net assets of the Graham Master Fund totaled approximately $233 million.

Management (Page 76)

Michael S. Rulle Jr., Xin-yun Zhang, David Ciocca, Sri Viswanath, Leslie A. Falconio and Gina M. Palmieri are no longer principals of Graham.

Barry S. Fox, 43, is Director of Research of Graham. He became an associated person of Graham effective November 10, 2000 and a principal in November 2007. Mr. Fox joined Graham in August 2000 as a portfolio manager and developed several systematic trading programs. In May 2005, he joined Graham’s Research Department, was appointed Co-Associate Director of Research in October 2005, and was appointed Director of Research in April 2007. From March 1991 until April 1998, Mr. Fox held positions of increasing responsibility at John W. Henry & Co. Inc., a commodity pool operator and commodity trading advisor, concluding as the director of research. From June 1989 until March 1991, Mr. Fox was a partner at Technical Trading Group, an investment management firm in Farmingdale, New York. Mr. Fox received a B.S. in Business Administration from State University of New York at Buffalo in 1986.

Isaac Finkle, 55, is Chief Legal Officer and a principal of Graham. He became an associated person of Graham effective April 16, 2004 and a principal on June 5, 2007. As Chief Legal Officer, he oversees the legal aspects related to the firm’s futures activities. Prior to joining Graham in May 2003, Mr. Finkle worked at Morgan Stanley DW Inc., a U.S. broker-dealer, in New York, from September 1999 through May 2003, as First Vice President and Senior

Attorney, and from December 1997 to September 1999, as a legal consultant, focusing on the firm’s commodity pool and futures businesses. In November 1997, Mr. Finkle completed work on his doctoral dissertation in sociological theory for which he received a Ph.D. in May 1998 from the University of Pennsylvania. Mr. Finkle began his legal career as an associate at Skadden, Arps, Slate, Meagher & Flom from September 1985 to October 1989 and at Milbank, Tweed, Hadley & McCloy from October 1989 to February 1991, each in New York. From September 1991 to November 1997, while engaged in work on his Ph.D. degree, Mr. Finkle worked as a legal consultant to Salomon Brothers Inc. (April to November 1997) and to Westpac Banking Corporation (September 1996 to March 1997), as an associate with Debevoise & Plimpton (December 1994 to November 1995) and as counsel for Law Cost Management Group (October 1993 to November 1994), all in New York. Mr. Finkle received a J.D. from New York University School of Law in 1985 and a B.A. with honors in philosophy from Haverford College in 1973.

Steven H. Jacolow, 42, is a discretionary trader of Graham, specializing in global macro markets with a focus on global foreign exchange, fixed income and equity indices. He became an associated person of Graham effective February 15, 2007 and a principal on June 5, 2007. Prior to joining Graham in September 2006, Mr. Jacolow managed a portfolio at his investment management firm, Aboukir Investment Management, from October 2005 through August 2006. From March 2004 through September 2005, Mr. Jacolow worked as a proprietary trader at Deutsche Bank in New York. From January 2002 through February 2004, Mr. Jacolow served as a trading manager for Cunningham Asset Management, an investment management firm in London. Prior to that time, he was on sabbatical from November 2000 to December 2001. From April 1999 through October 2000, Mr. Jacolow was employed as a senior trader for the Bank of Tokyo-Mitsubishi in London. From August

1998 through April 1999, Mr. Jacolow served as a proprietary trader for AIG Trading, a financial trading firm, in London; and from October 1997 through July 1998 for Union Bank of Switzerland/Swiss Bank Corporation in London. From April 1996 through October 1997, Mr. Jacolow was employed as a portfolio manager at Winchester Asset Management Ltd., an investment management firm, and its affiliates. From April 1993 through June 1995, Mr. Jacolow worked as a trader for Caxton Corporation, an investment management firm. From September 1991 to February 1993, Mr. Jacolow worked as a foreign exchange trader for Commodities Corporation, a commodity trading advisor. From January 1988 to August 1991, Mr. Jacolow was employed by Ernst & Young, the accounting firm, as a Senior Consultant. Mr. Jacolow received a B.A. in Economics in 1987 and a M.B.A. in Accounting from Rutgers University in 1989.

David E. Keelan, 40, is a discretionary trader of Graham, specializing in long/short credit strategies. He became an associated person and principal of Graham effective, respectively, March 16, 2007 and May 11, 2007. Prior to joining Graham in February 2007, Mr. Keelan was a Senior Portfolio Manager at Exis Capital, an investment management firm, from May 2006 to January 2007 and from September 2002 to August 2005, where he ran a long/short credit strategy. From September 2005 to April 2006, Mr. Keelan worked as a Portfolio Manager at Millennium Partners, an investment management firm, in New York. From June 1999 to August 2002, Mr. Keelan was an Associate Portfolio Manager at State Street Research, an investment management firm in Boston, focused on credit. Mr. Keelan worked as a Trader for RAIF, an investment management firm, from November 1998 through January 1999. From August 1995 to October 1998, Mr. Keelan was a Government Bond Trader for Merrill Lynch, the investment bank. Mr. Keelan received a M.B.A. in Finance from New York University in 1995 and a B.A. from Colgate University in 1988. Mr. Keelan received the designation Chartered Financial Analyst in 2002.

Sanjeev Gupta, 42, is a discretionary trader and a principal of Graham, specializing in the global fixed income and foreign exchange markets. He became an associated person of Graham effective August 20, 2007 and a principal on October 11, 2007. Prior to joining Graham in May 2007, Mr. Gupta worked as a Fund Manager and Senior Trader at Proxima Alfa Investments USA LLC, a commodity trading advisor, and Vega Asset Management USA LLC, an investment management firm, from June 2002 to April 2007. From June 1992 to May 2002, Mr. Gupta was a Senior Vice President at Banco Santander, trading fixed income and foreign exchange. From June 1986 to August 1990, Mr. Gupta was employed by Citicorp Software, where he served as a Software Engineer and Consultant. Mr. Gupta earned a Bachelor’s degree from The Indian Institute of Technology in May 1986 and an M.B.A. from The Wharton School of the University of Pennsylvania in May 1992.

Stephan Wenger, 38, is a discretionary trader and a principal of Graham, specializing in the global fixed income and foreign exchange markets. He became an associated person of Graham effective August 29, 2007 and a principal on October 11, 2007. Prior to joining Graham in May 2007, Mr. Wenger was Manager of Short-Term Interest Rates Trading at the investment bank Citigroup for the proprietary and macro desks from October 1997 to May 2007. From September 1994 to June 1997, Mr. Wenger served as Deputy of the Head Desk at Union Bank of Switzerland in Zurich, responsible for trading G11 rates and foreign exchange. From January 1991 to August 1994, Mr. Wenger was employed by Swiss Volksbank as a proprietary G11 foreign exchange trader. Mr. Wenger earned a Federal Diploma from the Swiss Banking School in 1989 and a FX Diploma from the FOREX England/Bank of England in 1994.

Mark B. Werner is the President of Graham and is responsible for oversight of the firm’s discretionary traders as well as the risk management department. He became a Principal of Graham effective December 3, 2007 and is a pending associated person of Graham effective November 21, 2007. Prior to joining Graham in November 2007, Mr. Werner was on sabbatical from June 2007 to November 2007. Prior to that time, Mr. Werner served as Chief Executive Officer of Banc of America Securities, LLC at Bank of America Corporation where he was employed from October 2004 through June 2007. During his tenure at Bank of America, Mr. Werner was Head of Global Markets responsible for the debt and equity businesses, including origination, sales, trading and research. He also served on several of Bank of America’s corporate management committees, including the Asset Liability Committee, Credit Risk Committee, and Management Operating Committee. From April 1982 to October 2004, Mr. Werner held positions of increasing responsibility at various entities of the investment bank JPMorgan Chase (and predecessors) including Managing Director and Head of North American Interest Rate Sales, Trading and Research and Vice Chairman of JPMorgan Securities, Inc. Mr. Werner also served as a member of the investment bank’s executive committee. Mr. Werner received his B.A. in economics from the University of Pennsylvania in 1980. Mr. Werner is a current member and past chairman of the U.S. Treasury Department’s Borrowing Advisory Committee.

Past Performance of Graham (Page 82)

As of October 31, 2007, Graham managed over $5.4 billion in assets (including the nominal account size of any partially funded accounts).

Table A-1 reflects the composite capsule performance results of all accounts traded according to Graham’s Multi-Trend Program at 125% Leverage for the period April 2006 (inception of trading) through October 31, 2007.

Table A-1A reflects the composite capsule performance results of all accounts traded according to Graham’s Multi-Trend Program at Standard Leverage for the period September 2003 (inception of trading) through October 31, 2007.

Table A-1B reflects the composite capsule performance results of all accounts traded according to the Global Diversified Program at Standard Leverage for the period January 2002 through October 31, 2007.

Table A-1C reflects the composite capsule performance results of all accounts traded according to the Graham Selective Trading Program at Standard Leverage for the period January 2002 through October 31, 2007.

Table A-1D reflects the composite capsule performance results of all accounts traded according to the K4 Program at Standard Leverage for the period January 2002 through October 31, 2007.

Table A-1E reflects the composite capsule performance results of all accounts traded according to the K5 Program at Standard Leverage for the period June 2003 (inception of trading) through the date it closed in December 2006.

Table A-2 reflects the composite capsule performance results for all other trading programs (excluding certain exempt accounts) directed by Graham for the time periods indicated on the table.

Table B-1 presents the pro forma composite performance results of the Multi-Trend Program at Standard Leverage for the period September 2003 through May 31, 2007. This table has not been adjusted to reflect the increased leverage that will be employed by the Fund.

Table B-2 presents the actual performance of the Multi-Trend Program at 125% Leverage as traded for the Fund for the period June 1, 2006 through October 31, 2007.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Table A-1

Graham Capital Management, L.P.

Multi-Trend Program at 125% Leverage.

April 2006 (Inception of Trading) Through October 31, 2007

	2007	2006
January	(1.12)%	—
February	(4.36)	—
March	(2.53)	—
April	5.49	4.36%
May	11.27	(2.81)
June	5.17	(1.45)
July	(1.95)	(2.06)
August	(3.06)	(2.22)
September	4.13	1.30
October	5.89	0.41
November	—	1.73
December	—	1.74

Annual (or Period) Rate of Return	19.26%	0.77%

Inception of Trading by CTA:	February 2, 1995
Inception of Trading by Program:	April 1, 2006
Number of Open Accounts as of October 31, 2007	1

Aggregate Assets (Nominal Account Size) in all Programs:	$5,406,488,000	(10/07)
Aggregate Assets (Nominal Account Size in Program:	$234,058,000	(10/07)

Largest Monthly Draw-Down:	4.36%	(2/07)
Largest Peak-to-Valley Draw-Down:	8.27%	(4/06-8/06)

Notes follow Table A-2.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THESE TABLES

Table A-1A

Graham Capital Management, L.P.

Multi-Trend Program at Standard Leverage

September 2003 (Inception of Trading) Through October 31, 2007

		Percentage Monthly Rate of Return
	2007	2006	2005	2004	2003
January	(0.85)%	0.69%	(6.00)%	(0.63)%	—
February	(3.58)	(0.03)	(0.68)	6.08	—
March	(2.04)	2.11	(2.11)	(0.65)	—
April	4.20	4.67	(5.65)	(8.05)	—
May	8.64	(2.26)	0.90	(2.69)	—
June	4.03	(0.81)	1.94	(3.17)	—
July	(1.74)	(1.70)	(0.34)	(3.05)	—
August	(2.53)	(1.90)	1.28	(2.23)	—
September	2.93	1.01	1.69	1.41	(7.67)%
October	4.65	0.30	(0.25)	3.38	8.21
November	—	1.18	1.20	3.89	0.93
December	—	1.23	(1.38)	3.40	2.97

Annual (or Period) Rate of Return	13.78%	4.37%	(9.37)%	(3.14)%	3.83%

	Compound Average Annual Rate of Return (9/03-10/31/07)	1.92%
Inception of Trading by CTA:	February 1995
Inception of Trading in Program:	September 2003
Number of Open Accounts as of October 31, 2006:	1

Aggregate Assets (Nominal Account Size) in all Programs:	$5,406,488,000	(10/07)
Aggregate Assets (Nominal Account Size) in Program:	$19,562,000	(10/07)

Largest Monthly Draw-Down:	8.05%	(4/04)
Largest Peak-to-Valley Draw-Down:	18.41%	(2/04-8/04)

Notes follow Table A-2.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THESE TABLES

Table A-1B

Graham Capital Management, L.P.

Global Diversified Program at Standard Leverage

January 1, 2002 Through October 31, 2007

		Percentage Monthly Rate of Return
	2007	2006	2005	2004	2003	2002
January	(0.30)%	1.39%	(5.64)%	0.99%	6.54%	1.52%
February	(3.09)	0.05	(1.07)	6.10	5.77	(2.39)
March	(1.68)	2.88	0.67	0.08	(6.13)	(2.22)
April	3.77	3.95	(5.30)	(6.14)	(0.23)	(3.62)
May	7.27	(1.35)	0.62	(2.99)	6.04	3.44
June	4.16	(0.17)	2.29	(2.25)	(3.93)	6.35
July	(2.48)	(1.24)	(1.43)	(3.07)	(0.70)	6.62
August	(1.62)	(0.82)	2.28	0.57	0.57	4.58
September	2.99	1.61	2.15	3.70	(5.95)	3.91
October	4.84	0.44	0.74	5.07	5.66	(4.64)
November	—	1.14	0.70	3.92	0.76	(2.39)
December	—	0.44	(0.92)	3.38	3.07	6.87

Annual (or Period) Rate of Return	14.10%	8.49%	(5.19)%	8.91%	10.81%	18.40%

Compound Average Annual Rate of Return (1/01/02-10/31/07)			9.27%
Inception of Trading by CTA:	February 2, 1995
Inception of Trading in Program:	February 2, 1995
Number of Open Accounts as of October 31, 2007	5

Aggregate Assets (Nominal Account Size) in all Programs:	$5,406,488,000	(10/07)
Aggregate Assets (Nominal Account Size) in Program:	$614,502,000	(10/07)

Largest Monthly Draw-Down:	7.43%	(4/04)
Largest Peak-to-Valley Draw-Down:	15.71%	(10/01-4/02)

Notes follow Table A-2.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Table A-1C

Graham Capital Management, L.P.

Selective Trading Program at Standard Leverage

January 1, 2002 Through October 31, 2007

	Percentage Monthly Rate of Return
	2007	2006	2005	2004	2003	2002
January	(1.50)%	0.65%	(8.77)%	0.08%	10.64%	1.45%
February	(2.85)	(0.23)	(0.08)	5.07	8.19	(2.62)
March	(2.06)	2.12	(4.11)	(2.08)	(5.36)	(1.64)
April	3.62	4.31	(6.32)	(9.77)	0.56	(2.15)
May	5.77	(1.61)	0.78	(3.13)	5.16	4.22
June	3.71	(0.83)	1.36	(3.49)	(3.38)	11.62
July	(1.80)	(1.64)	1.62	(2.08)	(2.60)	10.58
August	(2.07)	(2.13)	2.57	(5.59)	0.39	3.88
September	3.55	0.75	2.33	1.25	(7.96)	5.33
October	4.44	0.21	0.08	1.09	8.55	(6.39)
November	—	1.89	2.10	6.46	3.29	(3.15)
December	—	0.37	(1.18)	6.60	4.31	7.24

Annual (or Period) Rate of Return	10.79%	3.74%	(9.91)%	(6.73)%	21.83%	30.12%

Compound Average Annual Rate of Return (1/1/02 - 10/31/07)						7.57%
Inception of Trading by CTA:			February 2, 1995
Inception of Trading in Program:			January 7,1998
Number of Open Accounts as of October 31, 2007:			1

Aggregate Assets (Nominal Account Size) in all Programs:			$5,406,488,000		(10/07)
Aggregate Assets (Nominal Account Size) in Program:			$249,308,000		(10/07)

Largest Monthly Draw-Down:			9.91%		(4/04)
Largest Peak-to-Valley Draw-Down:			23.64%		(2/04-8/04)

Notes follow Table A-2.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Table A-1D

Graham Capital Management, L.P.

K4 Program at Standard Leverage

January 1, 2002 Through October 31, 2007

	Percentage Monthly Rate of Return
	2007	2006	2005	2004	2003	2002
January	(1.10)%	0.42%	(6.94)%	0.40%	5.13%	1.01%
February	(4.26)	(0.52)	(0.54)	5.18	6.14	(1.14)
March	(2.88)	0.85	(3.03)	0.05	(4.12)	(0.82)
April	5.01	4.40	(7.25)	(6.87)	1.68	(6.41)
May	8.08	(2.10)	1.24	(1.51)	4.55	3.10
June	3.36	(0.92)	4.78	(3.45)	(4.05)	9.17
July	(2.52)	(1.76)	(1.41)	(3.57)	(1.45)	11.12
August	(2.56)	(2.57)	(1.21)	(0.15)	2.56	5.38
September	3.00	0.43	3.61	0.16	(8.27)	5.81
October	3.94	1.20	(0.91)	4.39	7.53	(3.90)
November	—	1.46	1.81	4.01	2.57	(1.07)
December	—	1.38	(2.16)	2.53	4.90	5.64

Annual (or Period) Rate of Return	9.70%	2.09%	(12.04)%	0.45%	17.06%	29.82%

Compound Average Annual Rate of Return (1/1/02-10/31/07)						7.24%
Inception of Trading by CTA:			February 2, 1995
Inception of Trading in Program:			January 4, 1999
Number of Open Accounts as of October 31, 2007:			2

Aggregate Assets (Nominal Account Size) in all Programs:			$5,406,488,000		(10/07)
Aggregate Assets (Nominal Account Size) in Program:			$577,208,000		(10/07)

Largest Monthly Draw-Down:			9.07%		(9/03)
Largest Peak-to-Valley Draw-Down:			16.76%		(12/04-4/05)

Table A-1E

Graham Capital Management, L.P.

K5 Program at Standard Leverage

June 2003 (Inception of Trading) Through October 31, 2007

	Percentage Monthly Rate of Return
	2007	2006	2005	2004	2003
January	—	(0.43)%	(2.95)%	(1.52)%	—
February	—	0.17	(1.14)	8.43	—
March	—	2.85	(1.97)	0.17	—
April	—	5.04	(5.01)	(8.83)	—
May	—	(3.30)	0.98	(2.58)	—
June	—	(1.70)	0.02	(3.49)	(3.76)%
July	—	(1.80)	(0.19)	(0.70)	(1.31)
August	—	(2.46)	2.44	(3.96)	(0.09)
September	—	0.82	0.28	1.38	(8.84)
October	—	(0.96)	(0.08)	4.22	12.17
November	—	0.98	0.63	2.34	(0.91)
December	—	0.44	(1.75)	1.87	1.78

Annual (or Period) Rate of Return	—	(0.64)%	(8.60)%	(3.68)%	(2.14)%

Compound Average Annual Rate of Return (6/03-12/31/06)	(4.25)%

Inception of Trading by CTA:	February 2, 1995
Inception of Trading in Program:	June 2003
Number of Open Accounts as of October 31, 2007:	0

Aggregate Assets (Nominal Account Size) in all Programs:	$5,374,013,000	(10/07)
Aggregate Assets (Nominal Account Size) in Program:	$0	(10/07)

Largest Monthly Draw-Down:	9.14%	(4/04)
Largest Peak-to-Valley Draw-Down:	19.54%	(3/04-4/05)

Notes follow Table A-2.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Table A-2

Other Trading Programs Directed by Graham Capital Management, L.P.

For the Period January 1, 2002 Through October 31, 2007

Name of Program	Inception of Trading Program	Number of Open Accounts	Aggregate Assets (Nominal Account Size) in Program October 31, 2007	Largest Monthly Draw-Down		Largest Peak-to-Valley Draw-Down		Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
								2007		2006	2005	2004	2003	2002
K4 Program at 150% Leverage	Jun-99	4	$470,323,000	13.62%	(9/03)	24.37%	(12/04-4/05)	20.89		7.45	(15.79)	0.53	24.13	48.10
								(10 months	)
Global Diversified Program at 150% Leverage	May-97	7	$490,302,000	10.85%	(3/03)	21.70%	(10/01-4/02)	20.51		9.52	(9.13)	12.67	17.82	32.25
								(10 months	)
Global Diversified Program at 125% Leverage	Mar-07	1	$42,748,000	3.03%	(8/07)	5.66%	(6/07-8/07)	22.05		—	—	—	—	—
								(8 months	)
Graham Selective Program at 150% Leverage	Jan-04	N/A - Closed	N/A - Closed	13.93%	(4/04)	33.37%	(2/04-8/04)	(1.72)		10.82	(14.05)	(11.09)	—	—
								(1 month	)

Aggregate assets in all Graham programs were approximately $5.4 billion (nominal account size) as of October 31, 2007.

Notes follow Table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Notes to Graham Tables A-1 and A-2 (Page 90)

(a)	“Draw-Down” is defined as losses experienced by an account over a specified period of time.

(b)	“Largest Monthly Draw-Down” is the largest monthly loss experienced by any account included in a program composite in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

(c)	“Largest Peak-to-Valley Draw-Down” is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by any account included in a program composite during a period in which the initial month-end net asset value of such draw-down has not been equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated.

(d)	“Monthly Rate of Return” (“Monthly ROR”) is calculated by dividing net income for the month by net asset value as of the beginning of the month (including contributions made at the start of the month). For purposes of the Monthly ROR calculation, the net asset value may include certain accounts that were either completely or partially funded. In months where asset changes are made mid-month, rates of return are calculated pursuant to the Compounded Rate of Return Method. Rate of return under this method is calculated by dividing the accounting period, i.e., the month, into smaller periods and compounding the rates of return for such sub-periods.

(e)	“Annual (or Period) Rate of Return” is calculated by compounding the Monthly

ROR over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One (1) is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Tables A-1A through A-1E.

(f)	“Inception of Trading by CTA” is the date on which Graham began trading client accounts.

(g)	“Inception of Trading Program” is the date on which Graham began trading client accounts pursuant to the program shown.

(h)	“Aggregate Assets in all Programs” is the aggregate amount of assets in accounts at their nominal account size under the management of Graham as of October 31, 2007.

(i)	“Aggregate Assets in Program” is the aggregate amount of assets in the respective program as of October 31, 2007, and is based on nominal account size.

Additional Footnote for Qualified Eligible Person Accounts

Graham advises exempt accounts for Qualified Eligible Persons. The performance of certain of these accounts is not included in the composite performance records. Graham also advises accounts that do not trade commodity futures, the performance of which is not included in the composite performance records.

Table B-1

Graham Capital Management, L.P.

Pro Forma Performance

Multi Trend Program at Standard Leverage

September 2003 Through May 31, 2006

	Percentage Pro Forma Monthly Rate of Return
	2006	2005	2004	2003
January	0.53%	(6.87)%	(0.87)%	—
February	(0.35)	(1.03)	6.17	—
March	1.79	(2.48)	(1.04)	—
April	4.52	(6.31)	(8.30)	—
May	(2.68)	0.46	(3.11)	—
June	—	1.60	(3.41)	—
July	—	(0.67)	(3.19)	—
August	—	0.95	(2.58)	—
September	—	1.38	1.07	(5.55)%
October	—	(0.57)	3.13	6.29
November	—	1.15	3.67	0.95
December	—	(1.62)	2.77	3.22

Annual (or Period) Rate of Return	3.72%	(13.54)%	(6.39)%	4.61%

Compound Average Annual Rate of Return (9/03-5/31/06)				(4.61)%
Largest Monthly Draw-Down:		8.30%	(4/04)
Largest Peak-to-Valley Draw-Down:		25.09%	(2/04-4/05)*

The table above has not been adjusted to reflect the increased leverage that will be employed by the Fund. Such adjustment would have resulted in lower rates of return in 2004 and 2005.

Table B-2

Graham Capital Management, L.P.

Actual Performance

Citigroup Diversified Futures Fund, L.P.

June 1, 2006 Through October 31, 2007

Percentage Monthly Rate of Return
	2007	2006
January	(1.20)%	—
February	(4.80)	—
March	(3.04)	—
April	5.22	—
May	10.59	—
June	4.88	(1.89)%
July	(2.53)	(2.49)
August	(3.53)	(2.66)
September	3.24	0.77
October	5.39	0.04
November	—	1.21
December	—	0.99

Annual (or Period) Rate of Return	13.87%	(4.05)%

Largest Monthly Draw-Down:		4.80%	(2/07)
Largest Peak-to-Valley Draw-Down:		12.49%	(6/06-3/07)

Notes to Tables B-1 and B-2 begin on page 19.

*See note 3 on page 20.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THESE TABLES

John W. Henry & Company, Inc. (Page 92)

Background (Page 92)

As of October 31, 2007, JWH had approximately $404 million (including the nominal account size of any partially funded accounts) under management.

Principals of JWH (Page 100)

Jason P. Lysek and Julius A. Staniewicz are no longer principals of JWH.

Past Performance of JWH (Page 103)

Table A-1 sets forth the composite capsule performance results of all accounts traded according to the GlobalAnalytics® program for the period January 2002 through October 31, 2007.

Table A-2 reflects the composite capsule performance results of all other trading programs directed by JWH during the periods indicated on the table.

Table A-3 reflects the composite capsule performance results of JWH’s Exclusive Fund Accounts during the periods indicated on the table.

Table B-1 presents the pro forma results of the GlobalAnalytics® program for the period January 2002 through April 30, 2003, adjusted for fees, expenses and interest income applicable to the Fund.

Table B-2 presents the actual performance of the GlobalAnalytics® program as traded for the Fund for the period May 1, 2003 through October 31, 2007.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table A-1

John W. Henry & Company, Inc.

GlobalAnalytics®

January 1, 2002 Through October 31, 2007

	Percentage Monthly Rate of Return

	2007	2006	2005	2004	2003	2002
January	(0.73)%	0.13%	(6.98)%	2.21%	7.70%	(0.90)%
February	(2.96)	(6.03)	(2.10)	8.19	5.07	(5.58)
March	(8.46)	6.65	6.01	1.98	(4.73)	0.38
April	0.96	14.38	(10.51)	(11.55)	1.16	(2.63)
May	(3.06)	(4.20)	3.60	(4.45)	8.82	2.62
June	10.20	(11.58)	5.32	(5.94)	(6.01)	14.90
July	(1.56)	(13.59)	(0.81)	7.51	0.01	8.31
August	(7.72)	6.69	12.11	(6.84)	2.18	5.65
September	15.30	7.47	2.85	10.74	(2.81)	6.67
October	7.73	(2.42)	(4.01)	12.25	(4.73)	(7.33)
November	—	5.92	7.29	2.89	(7.44)	(7.68)
December	—	(7.16)	(9.80)	(2.35)	7.14	12.12

Annual (or Period) Rate of Return.	7.31%	(7.57)%	0.15%	12.14%	4.67%	26.26%

Compound Average Annual Rate of Return (1/1/02-10/31/07)						6.85%
Inception of Trading by CTA:			October 1982
Inception of Trading in Program:			June 1997
Number of Open Accounts as of October 31, 2007:			7

Aggregate Assets in all Programs:			$403,717,947		(10/07)
Aggregate Assets in Program:			$89,460,292		(10/07)

Largest Monthly Draw-Down:			13.6%		(7/06)
Largest Peak-to-Valley Draw-Down:			30.5%		(4/06-5/07)

Notes follow Table A-3.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Table A-2

Other Trading Programs Directed by John W. Henry & Company, Inc.

For the Period January 1, 2002 Through October 31, 2007

Name of Program	Inception of Client Trading in Program	Number of Open Accounts	Aggregate Assets in Program October 31, 2007	Largest Monthly Draw-Down		Largest Peak-to-Valley Draw-Down		Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
								2007		2006	2005	2004	2003	2002
Global Diversified Portfolio	Jun-88	2	$21,804,380	16.6%	(6/06)	45.9%	(12/04-8/07)	(19.0)		(14.5)	(14.9)	27.6	(0.7)	43.3
								(10 months	)
JWH GlobalAnalytics®99	Mar-99	0	$0	7.3%	(11/02)	13.8%	(9/02-11/02)	—		—	—	—	1.3	24.9
													(2/1-4/30)
Financial and Metals Portfolio	Oct-84	6	$104,701,588	12.8%	(8/05)	40.7%	(2/04-3/07)	(7.7)		(8.5)	(17.3)	6.0	19.4	45.1
								(10 months	)
International Foreign Exchange Program	Aug-86	4	$81,027,149	16.0%	(8/07)	51.3%	(12/03-8/07)	(19.5)		(4.9)	(21.0)	(9.1)	16.0	18.7
								(10 months	)
Strategic Allocation Program	Jul-96	7	$101,096,128	13.9%	(1/05)	39.3%	(2/04-3/07)	(5.0)		(12.9)	(19.2)	13.7	8.4	30.9
								(10 months	)
JWH Diversified Plus	Apr-07	1	$5,628,410	4.13%	(7/07)	7.3%	(6/07-8/07)	15.4		—	—	—	—	—
								(7 months	)
Worldwide Bond Program (i)	Jul-96	N/A-Closed	N/A-Closed	12.4%	(6/03)	43.4%	(5/03-4/07)	1.2		(10.5)	(15.8)	9.0	(22.5)	—
								(5 months	)				(7 months )
G-7 Currency Portfolio	Feb-91	N/A-Closed	N/A-Closed	11.8%	(3/02)	37.4%	(5/03-6/06)	—		(20.0)	(5.3)	(9.1)	8.1	13.3
										(7 months )
Dollar Program (i)	Jul-96	N/A-Closed	N/A-Closed	N/A	Note(i )	N/A	Note(i )	—		—	—	—	—	—

Currency Strategic Allocation Program	Nov-02	N/A-Closed	N/A-Closed	14.5%	(1/05)	49.2%	(12/03-3/07)	(10.0)		(21.9)	(20.8)	(5.6)	13.0	5.9
								(8 months	)					(2 Months	)
Global Financial and Energy Portfolio	Jun-94	N/A-Closed	N/A-Closed	25.9%	(10/03)	54.8%	(10/04-6/06)	—		(38.8)	(16.5)	30.7	0.4	10.5
										(6 months )
Original Investment Program	Oct-82	N/A-Closed	N/A-Closed	25.1%	(4/05)	59.2%	(2/03-6/05)	—		(11.0)	(27.6)	(0.2)	(5.5)	21.5
										(2 months )
World Financial Perspective	Apr-87	N/A-Closed	N/A-Closed	6.1%	(3/02)	8.0%	(1/02-4/02)	—		—	—	—	—	(5.9)
														(5 Months	)

JWH began trading client capital in October 1982. Aggregate assets in all JWH programs were approximately $404 million as of October 31, 2007.

(i)	In order to provide a continuous performance record for the Worldwide Bond Program from January 1, 2002, and the Dollar Program subsequent to January 1, 2001, performance information of the Exclusive Fund Accounts is provided on Table A-3. These accounts (the “Exclusive Fund Accounts”) are currently traded as part of JWH’s Strategic Allocation Program (“SAP”) and, for the time periods indicated, were the only accounts traded in those programs. All accounts investing in SAP are subject to various discretionary trading adjustments including the selection of programs, ongoing allocations and reallocations of assets among the individual program components, as well as periodic adjustments to the position size in relation to account equity. In addition, the Dollar Program was included in the Currency Strategic Allocation Program (CSAP). However, the Exclusive Fund Account tables in this section only include the allocation to SAP in order to present Dollar Program performance on a consistent basis (The Dollar Program allocation to SAP trades with a different degree of leverage than the Dollar Program allocation to CSAP). For the period beginning February 4, 2000, these Exclusive Fund Accounts traded at a degree of leverage that is not available to clients who invest in these programs individually.

Notes follow Table A-3.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Table A-3

John W. Henry & Company, Inc.

Exclusive Fund Accounts

January 1, 2002 Through October 31, 2007

Name of Program	Inception of Client Trading in Program	Number of Open Accounts	Aggregate Assets in Program October 31, 2007	Largest Monthly Draw-Down		Largest Peak-to-Valley Draw-Down		Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
								2007	2006	2005	2004	2003	2002
Worldwide Bond Program Exclusive	May-98	N/A-Closed	N/A-Closed	13.4%	(4/04)	34.5%	(6/05-4/07)	1.1 (10 months)	(8.0)	(15.7)	16.3	(3.5)	36.1

Dollar Program Exclusive	May-98	N/A-Closed	N/A-Closed	18.7%	(1/05)	60.9%	(12/04-8/07)	(15.7) (9 months)	(33.3)	(26.3)	7.9	22.2	44.4

JWH began trading client capital in October 1982. Aggregate assets in all JWH programs were approximately $404 million as of October 31, 2007.

Notes follow Table. Also, see note (i) on Table A-2.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Notes to JWH Tables A-1, A-2 and A-3 (Page 108)

Composite Performance Presentation

The composite rates of return indicated should not be taken as representative of any rate of return actually achieved by any single account represented in the records. You are further cautioned that the data set forth in the performance records is not indicative of any results which may be attained by JWH in the future since past performance is not necessarily indicative of future results.

An investor should note that the composite performance presentations include individual accounts, which even though traded according to the same investment program may have materially different rates of return. The reasons for these material differences among accounts may include a) procedures governing timing for the commencement of trading and means of moving toward full portfolio commitment of new accounts; b) the period during which accounts are active; c) client trading restrictions, including futures vs. forward contracts and contract months; d) trading size to equity ratio resulting from JWH procedures for the commencement of trading and full portfolio commitment for new accounts and new capital; e) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; f) the amount of interest income earned by an account, which will depend on the rates paid by a futures commission merchant on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills; g) the amount of management and incentive fees paid to JWH and the amount of brokerage commissions paid, which will vary and will depend on the fees negotiated by the client with the broker; h) the timing of orders to open or close positions; i) the market conditions, which in part determine the quality of trade executions; j) variations in fill prices; and k) the timing of additions and withdrawals. Notwithstanding these material differences among accounts, JWH believes that the composite remains a valid representation of the accounts included therein.

For the purpose of determining whether material differences exist among accounts traded pursuant to the same investment program, JWH uses the following method. The gross trading performance of each JWH investment program and each individual JWH account within the relevant program is reviewed and the following parameters established by interpretations of the Division of Trading and Markets of the CFTC are calculated: (i) if the arithmetic average of two percentages is greater than 10 percentage points and the difference between the two is less than 10% of their average; (ii) if the arithmetic average of the two percentages is greater than 5 points but less than 10 points and the difference between the two is 1.5 percentage points or less; and (iii) if the arithmetic average of the two percentages is less than 5 points and the difference between the two is 1.0 percentage point or less. If one of the parameters (i)-(iii) is satisfied in the review, then the results within the designated range are deemed “materially the same” or “not materially different.” The parameters (i)-(iii) determine if differences between accounts are materially different. The gross trading performance of each JWH investment program and each individual JWH account within the relevant program not satisfying the above parameters (i)-(iii) is then reviewed to determine whether any material differences detected could produce misleading composite performance results. With the exception of accounts that were established at levels below JWH’s current minimum account size, JWH’s policy is to provide separate performance information when an account is consistently performing differently on a gross trading basis from the other JWH accounts traded pursuant to the same investment program and the continued inclusion of that account in the composite would create a distortion in the composite rate of return.

The calculation of management and incentive fees is subject to variation due to the agreed upon definitions contained in each account’s advisory agreement. Management fees historically ranged from 0% to 6% of assets under management; incentive fees ranged from 0% to 25% of trading profits. From time to time, such variations in advisory fees may have a material impact on the performance of an account.

Position Size in Relation to Account Equity

During the periods covered by the performance records, and particularly since 1989, JWH has increased and decreased position size in relation to account equity in certain markets and entire investment programs, and also altered the composition of the markets and contracts for certain programs. In general since 1992, JWH has implemented certain position size adjustments that were of a more permanent nature. While historical returns represent actual performance achieved, you should be aware that the position size relative to account equity currently used may be significantly different from that used during previous time periods. You should be aware of the following position size adjustments relative to account equity:

All JWH Investment Programs — reduced 50% on an interim basis commencing on March 4, 2003 and then increased to previous position sizes on April 9, 2003

Original Investment Program — reduced 25% commencing in October 1995 and reduced an additional 50% commencing in April 2005

Financial and Metals Portfolio — reduced 50% commencing in August 1992

Global Financial & Energy Portfolio — reduced 50% commencing in April 1995

G-7 Currency Portfolio — increased 50% commencing in May 1998

Worldwide Bond Program — increased 25% commencing in March 2000 and increased an additional 20% commencing in June 2000. These changes represent an overall position size increase of 50% since March 2000.

Dollar Program — increased 25% commencing in July 2001.

Definition of Capsule Terms

Number of Open Accounts is the number of accounts directed by JWH pursuant to the investment program shown as of October 31, 2007.

Assets Under Management in a program is the aggregate amount of assets in the respective program as of October 31, 2007 and is based on nominal account size.

Drawdown is defined as losses experienced by the program over a specified period of time.

Largest Monthly Drawdown is the largest monthly loss experienced by the program on a composite basis during the last five year and year to date period in the relevant investment program in any calendar month. “Loss” for these purposes is calculated on the basis of the loss experienced, expressed as a percentage of nominal account size. Largest monthly drawdown information includes the month and year of such drawdown.

Largest Peak-to-Valley Drawdown is the largest percentage decline by the program on a composite basis during the last five year and year to date period in the relevant investment program (after eliminating the effect of additions and withdrawals) from any month-end net asset value, without such month-end net asset value being equaled or exceeded as of a subsequent month-end, expressed as a percentage of the total equity (including the difference between nominal account size and actual funds) in the program.

Annual Rate of Return is calculated by compounding the monthly rates of return over the number of periods in a given year. For example, each monthly rate of return in hundredths is added to one (1) and the result is multiplied by the previous month’s compounded monthly rate of return similarly expressed. One

(1) is then subtracted from the product. For periods less than one year, the results are year-to-date.

Compounded Annualized Rate of Return is calculated in a manner similar to Annual Rate of Return except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance records and then one (1) is subtracted.

Monthly Rates of Return are daily compounded monthly rates of return in the investment program. The daily compounded monthly rate of return is calculated by compounding the daily rates of return over the number of days in the month. For example, each of the daily rates of return in hundredths is added to one (1) and the result is multiplied by the previous day’s daily rate of return similarly expressed. One (1) is then subtracted from the product. The daily rates of return are calculated by dividing the day’s net performance by the sum of the beginning equity, plus additions minus withdrawals for the day.

Proprietary capital is included in the rates of return for the Original Investment Program, the Global Diversified Portfolio, the Global Financial & Energy Portfolio, and the G-7 Currency Portfolio pursuant to an investment in a fund. These proprietary accounts have been traded in exactly the same manner as client funds, and have been subject to all of the same fees and expenses charged to a client investment in the fund; therefore there is no material impact on the rates of return presented.

Additional Notes

A new account was added to JWH GlobalAnalytics® 99 on September 27, 2001. As of January 1, 2003, this account increased its size to a level sufficient to trade in JWH GlobalAnalytics®. A new account was added to JWH GlobalAnalytics® 99 on February 1, 2003. As of March 31, 2003, this account increased its size to a level sufficient to trade JWH GlobalAnalytics®.

Table B-1

John W. Henry & Company, Inc.

Pro Forma Performance

GlobalAnalytics®

January 1, 2002 Through April 30, 2003

	Percentage Pro Forma Monthly Rate of Return
	2003	2002
January	7.18%	(1.12)%
February	5.03	(5.71)
March	(5.06)	0.27
April	0.91	(2.82)
May	—	2.31
June	—	13.37
July	—	7.20
August	—	5.38
September	—	6.51
October	—	(7.51)
November	—	(7.49)
December	—	12.24

Annual (or Period) Rate of Return	7.85%	21.76%

Largest Monthly Draw-Down:	7.51%	(10/02)
Largest Peak-to-Valley Draw-Down:	14.44%	(9/02-11/02)

Table B-2

John W. Henry & Company, Inc.

Actual Fund Performance

Citigroup Diversified Futures Fund, L.P.

May 1, 2003 Through October 31, 2007

	Percentage Monthly Rate of Return
	2007	2006	2005	2004	2003
January	(0.70)%	(0.14)%	(7.95)%	0.31%	—
February	(3.23)	(6.12)	(2.12)	8.31	—
March	(9.05)	6.71	5.23	1.97	—
April	1.40	13.54	(10.29)	(11.99)	—
May	(3.18)	(3.04)	2.65	(4.15)	5.38%
June	10.61	(12.72)	6.29	(6.70)	(6.36)
July	(2.42)	(13.88)	(1.54)	7.23	0.05
August	(7.73)	6.54	12.65	(6.74)	2.00
September	13.98	7.81	2.25	10.64	(3.45)
October	7.96	(2.60)	(3.41)	10.72	(4.40)
November	—	5.67	6.72	3.67	(8.10)
December	—	(7.49)	(9.97)	(1.99)	8.19

Annual (or Period) Rate of Return	5.15%	(9.47)%	(2.33)%	8.53%	(7.58)%

Compound Average Annual Rate of Return (5/1/03-10/31/07)					(1.54)%
Largest Monthly Draw-Down:				13.88%	(7/06)
Largest Peak-to-Valley Draw-Down:				31.89%	(4/06-8/07 )*

Notes to Tables B-1 and B-2 begin on page 19.

*See note 3 on page 20.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THESE TABLES

Willowbridge Associates Inc. (Page 112)

Background (Page 112)

As of October 31, 2007, Willowbridge had approximately $681 million (including the nominal account size of any partially funded accounts) under management and the net assets of the Willowbridge Argo Master Fund totaled approximately $188 million.

Management (Page 112)

James A. Datri, 44, is Vice President of Willowbridge. He is also a principal and an associated person of Willowbridge. Mr. Datri is currently responsible for overseeing trading activities for Willowbridge’s technical trading systems. He has been employed by Willowbridge since February 1995, holding various positions and handling a wide range of responsibilities in operations and trading during that time. Prior to joining Willowbridge, Mr. Datri worked at Caxton Associates, LLC from April 1988 through January 1995 as a trading assistant, providing support and research for various traders. Previously, he spent three years, from May 1985 through April 1988, at Merrill Lynch in an operations capacity. Mr. Datri is a graduate of Monmouth College with a B.S. in Finance.

Past Performance of Willowbridge (Page 115)

Table A-1 reflects the composite capsule performance results of all accounts traded according to Willowbridge’s Select Investment Program using the Argo Trading System for the period January 2002 through October 31, 2007.

Table A-2 reflects the composite capsule performance results for all other trading programs (excluding certain exempt accounts) directed by Willowbridge for the time periods indicated on the table.

Table B-1 presents the pro forma performance results of the Argo Trading System for the period January 2002 through April 30, 2003, adjusted for fees, expenses and interest income applicable to the Fund.

Table B-2 presents the actual performance of the Argo Trading System as traded for the Fund for the period May 1, 2003 through October 31, 2007.

THE INFORMATION SET FORTH BELOW IN TABLES A-1 AND A-2 HAS NOT BEEN AUDITED BUT IN THE OPINION OF WILLOWBRIDGE PRESENTS ACCURATELY THE PERFORMANCE OF THE ACCOUNTS SHOWN FOR THE PERIODS INDICATED.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table A-1

Willowbridge Associates Inc.

Argo Trading System

January 1, 2002 Through October 31, 2007

	Percentage Monthly Rate of Return
	2007	2006	2005	2004	2003	2002
January	(1.29)%	(5.13)%	(9.80)%	3.16%	11.86%	2.31%
February	(8.22)	(8.74)	(3.56)	21.74	14.61	(7.73)
March	(10.54)	2.25	8.34	2.16	(13.58)	2.38
April	12.63	25.34	(26.78)	(12.64)	1.54	(6.30)
May	3.76	1.29	3.40	3.61	8.76	3.06
June	11.99	(5.45)	(0.38)	(7.68)	(17.99)	23.84
July	(2.12)	(10.09)	(10.57)	(4.20)	(20.21)	5.03
August	(10.92)	(4.83)	27.98	(4.55)	4.69	4.67
September	10.03	12.08	(7.90)	2.17	7.21	6.11
October	14.39	(5.68)	(1.55)	18.76	(0.88)	(6.07)
November	—	9.53	10.76	2.26	(4.70)	(5.02)
December	—	(1.81)	(8.39)	1.19	3.52	7.08

Annual (or Period) Rate of Return	16.41%	3.38%	(25.15)%	23.09%	(12.13)%	28.80%

Compound Average Annual Rate of Return (1/01/02-10/31/07)						3.97%
Inception of Client Account Trading by CTA:			August 1988
Inception of Client Account Trading in Program:			August 1988
Number of Open Accounts as of October 31, 2007:			10

Aggregate Assets (Actual Funds) in all Programs:			$640,829,352		(10/07)
Aggregate Assets (Nominal Account Size) in all Programs:			$681,104,235		(10/07)
Aggregate Assets (Actual Funds) in Program:			$523,555,542		(10/07)
Aggregate Assets (Nominal Account Size) in Program:			$562,980,425		(10/07)

Largest Monthly Draw-Down:			26.78%		(4/05)
Largest Peak-to-Valley Draw-Down:			47.09%		(2/03-3/07)

Notes follow Table A-2.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Table A-2

Other Trading Programs Directed by Willowbridge Associates Inc.

For the Period January 1, 2002 Through October 31, 2007

Name of Program	Inception of Client Trading in Program	Number of Open Accounts	Program October 31, 2007 Aggregate Assets in (Actual Funds)	Assets in Program October 31, 2007 Aggregate (Nominal Account Size)	Largest Monthly Draw-Down	Largest Peak-to-Valley Draw-Down	Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
							2007	2006	2005	2004	2003	2002
Vulcan Trading System	Aug-88	1	$26,599,145	$26,599,145	29.82% (2/02)	53.45% (1/01-2/02)	32.46 (10 months)	16.97	(12.91)	(18.20)	52.19	19.58

XLIM Trading Approach	Aug-88	2	$8,439,037	$8,439,037	40.12% (8/05)	95.43% (3/04-7/07)	10.67 (10 months)	(44.15)	(88.85)	7.99	26.41	62.08

Primary Investment Program	Jan-93	4	$82,235,625	$83,085,628	20.43% (2/02)	33.34% (3/01-2/02)	18.06 (10 months)	10.45	(24.02)	2.26	22.71	45.18

Titan Trading System	Aug-88	N/A-Closed	N/A-Closed	N/A-Closed	31.55% (4/05)	61.37% (2/03-3/06)	—	(38.88) (3 months)	(28.72)	18.76	(4.13)	32.89

Rex Trading System	Aug-88	N/A-Closed	N/A-Closed	N/A-Closed	14.41% (1/05)	50.15% (10/01-7/05)	—	(0.06) (3 months)	(25.49)	(8.03)	(13.86)	6.88

Siren Trading System	Jan-91	N/A-Closed	N/A-Closed	N/A-Closed	16.86% (2/06)	44.80% (11/04-3/06)	—	(20.18) (3 months)	(30.66)	11.82	27.40	25.01

Currency Investment Program	May-91	N/A-Closed	N/A-Closed	N/A-Closed	6.73% (7/03)	24.34% (2/04-3/06)	—	(8.34) (3 months)	(12.62)	(5.52)	19.71	12.55

Vat Investment Program	Nov-97	N/A-Closed	N/A-Closed	N/A-Closed	11.89% (2/02)	40.27% (2/04-2/06)	—	(13.79) (3 months)	(19.71)	(8.92)	17.22	39.89

Aggregate assets in all Willowbridge programs were approximately $641 million (actual funds) and $681 million (nominal account size) as of October 31, 2007.

Notes follow Table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Notes to Willowbridge Tables A-1 and A-2 (Page 119)

(a)	“Draw-Down” is defined as trading losses experienced by a trading program on a composite basis over a specified period of time.

Draw-down figures are shown for 2007 through October and for the preceding five calendar years.

(b)	“Largest Monthly Draw-Down” is the largest monthly trading loss experienced by a trading program on a composite basis in any calendar month covered by the table expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

(c)	“Largest Peak-to-Valley Draw-Down” is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to trading losses in a trading program on a composite basis during a period covered by the table in which the initial month-end net asset value of such draw-down has not been equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated.

For purposes of the largest peak-to-valley draw-down calculation, any draw-down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

(d)	For the periods beginning May 1, 2004, “Monthly Rate of Return” (“Monthly ROR”) is calculated by dividing each month’s net performance by the corresponding nominal beginning net asset value adjusted for time-weighted additions or time-weighted withdrawals pursuant to the time-weighting method. For periods prior to May 1, 2004, Monthly ROR was calculated by dividing net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions to or withdrawals from the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset was adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully-Funded Subset method.

The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which was funded entirely by actual funds.

Brokerage commissions charged to accounts in the capsules may vary, but generally do not exceed $25 per round turn. Not all accounts in the composite capsules are charged a management fee or earn interest income. Monthly or quarterly management fees range from 0% to 3% per annum and quarterly or annual incentive fees range from 10% to 30%.

(e)	“Annual (or Period) Rate of Return” is calculated by compounding the Monthly ROR over the months in a given year, i.e., each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One (1) is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A-1.

Additional Footnote for Exempt Accounts

Willowbridge advises exempt accounts for qualified eligible persons as well as certain other accounts exempt from disclosure. The performance of certain of these accounts is not included in the composite performance records.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Table B-1

Willowbridge Associates Inc.

Pro Forma Performance

Argo Trading System

January 1, 2002 Through April 30, 2003

	Percentage Pro Forma Monthly Rate of Return
	2003	2002
January.	11.55%	1.56%
February	13.50	(7.42)
March	(13.39)	2.24
April	1.14	(6.67)
May.	—	3.11
June.	—	21.91
July	—	4.32
August.	—	3.98
September	—	5.40
October	—	(6.27)
November	—	(5.37)
December	—	6.61

Annual (or Period) Rate of Return.	10.91%	21.92%
Largest Monthly Draw-Down:	13.39%	(3/03)
Largest Peak-to-Valley Draw-Down:	13.39%	(2/03-3/03)
Supplemental Peak-to-Valley Draw-Down(1):	58.10%	(2/03-3/07) *

(1)	A Supplemental Largest Peak-to-Valley Draw-Down has been added since the draw-down extends into actual Fund performance. See the actual Fund performance table below.

Table B-2

Willowbridge Associates Inc.

Actual Performance

Citigroup Diversified Futures Fund, L.P.

May 1, 2003 Through October 31, 2007

	Percentage Monthly Rate of Return
	2007	2006	2005	2004	2003
January	(1.57)%	(5.24)%	(9.87)%	2.22%	—
February	(8.32)	(8.75)	(4.12)	19.34	—
March	(10.84)	2.22	7.03	2.07	—
April	12.14	24.30	(26.49)	(12.38)	—
May	3.17	0.98	2.67	3.64	8.48%
June	11.50	(5.68)	(0.88)	(8.57)	(18.58)
July	(2.60)	(10.17)	(11.23)	(4.96)	(20.79)
August	(11.41)	(4.87)	26.89	(4.87)	3.58
September	9.37	11.49	(7.99)	0.91	6.04
October	13.94	(6.04)	(1.76)	17.88	(2.87)
November	—	9.03	10.23	1.81	(4.88)
December	—	(2.15)	(8.56)	0.71	3.52

Annual (or Period) Rate of Return	11.60%	(0.06)%	(28.99)%	14.00%	(26.51)%

Compound Annual Average Rate of Return (5/1/03 - 10/31/07)	(8.71)%
Largest Monthly Draw-Down:	26.49%	(4/05)
Largest Peak-to-Valley Draw-Down:	55.90%	(5/03-3/07)*

Notes to Tables B-1 and B-2 begin on page 19.

* See note 3 on page 20.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THESE TABLES

Winton Capital Management Limited (Page 121)

Background (Page 121)

As of October 31, 2007, Winton had approximately $10.6 billion (including the nominal account size of any partially funded accounts) under management and the net assets of the Winton Master Fund totaled approximately $436 million.

Past Performance of Winton (Page 124)

Table A-1 reflects the composite capsule performance results of all accounts traded according to Winton’s Diversified Program, for the period January 2002 through October 31, 2007.

Table A-2 reflects composite capsule performance results of all other trading programs directed by Winton for the time periods indicated on the table.

Table B-1, the pro forma table presents the composite performance of the Diversified Program for the period January 2002 through November 30, 2004 adjusted for fees and expenses applicable to the Fund.

Table B-2 presents the actual performance for the Diversified Program as traded for the Fund for the period December 1, 2004 through October 31, 2007.

TABLES A-1 AND A-2 HAVE NOT BEEN ADJUSTED TO REFLECT THE CHARGES PAYABLE BY THE FUND.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Table A-1

Winton Capital Management Limited

Diversified Trading Program

January 1, 2002 Through October 31, 2007

	Percentage Monthly Rate of Return
	2007	2006	2005	2004	2003	2002
January	4.03%	3.93%	(5.16)%	2.65%	5.30%	(10.81)%
February	(6.39)	(2.74)	5.72	11.93	11.95	(6.14)
March	(4.13)	3.88	4.70	(0.50)	(11.14)	11.44
April	6.13	5.68	(4.03)	(8.27)	2.07	(4.66)
May	5.04	(3.21)	6.49	(0.16)	10.18	(3.80)
June	1.83	(1.34)	2.85	(3.12)	(5.85)	7.32
July	(1.38)	(0.62)	(2.15)	0.88	(1.15)	4.79
August	(0.96)	4.58	7.66	2.64	0.69	5.48
September	6.83	(1.43)	(6.50)	4.78	0.71	7.42
October	2.38	1.43	(3.02)	3.37	5.46	(7.76)
November	—	3.10	7.05	6.38	(2.68)	(1.09)
December	—	2.03	(4.59)	(0.58)	10.00	13.46

Annual (or Period) Rate of Return	13.22%	15.83%	7.65%	20.31%	25.52%	12.86%

	Compound Average Annual Rate of Return (1/1/02-10/31/07)					16.24%
Inception of Client Account Trading by CTA:			October 1997
Inception of Client Account Trading in Program:			October 1997
Number of Open Accounts as of October 31, 2007			46

Aggregate Assets (Actual Funds) in all Programs:			$8,733,598,000			(10/07)
Aggregate Assets (Nominal Account Size) in all Programs:			$10,631,603,000			(10/07)
Aggregate Assets (Actual Funds) in Program:			$8,379,500,000			(10/07)
Aggregate Assets (Nominal Account Size) in Program:			$10,277,505,000			(10/07)

Largest Monthly Draw-Down:			12.03%			(3/03)
Largest Peak-to-Valley Draw-Down:			31.09%			(11/01-5/02)

Notes follow Table A-2.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Table A-2

Other Trading Programs Directed by Winton Capital Management Limited

For the Period January 2002 Through October 31, 2007

Name of Program	Inception of Client Trading in Program	Number of Open Accounts	October 31, 2007 Aggregate Nominal Assets in Program	Largest Monthly Draw-Down	Largest Peak-to-Valley Draw-Down	Percentage Annual Rate of Return (Computed on a Compounded Monthly Basis)
						2007	2006	2005	2004	2003	2002

Winton Evolution Fund	Sept-05	1	$354,098,000	6.74 (9/05)	9.40 (9/05-10/05)	12.18	14.20	(7.34)	—	—	—
						(10 months)		(4 Months)
Currency Program	Feb-05	N/A-Closed	N/A-Closed	7.38% (12/05)	15.86% (12/05-4/06)	—	(0.01)	1.59	—	—	—
							(9 Months)	(11 Months)

Global Multi Strategy Program	Jul-01	N/A-Closed	N/A-Closed	11.60% (9/02)	20.45% (12/01-10/02)	—	—	9.12	7.20	25.56	(7.62)
								(7 Months)

Major Markets Program	Jan-00	N/A-Closed	N/A-Closed	8.90% (7/03)	20.92% (10/01-05/02)	—	—	—	8.40	24.30	19.56
									(2 Months)

Aggregate Nominal assets in all Winton programs were approximately $10.6 billion as of October 31, 2007.

Notes follow Table.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE

Notes to Winton Tables A-1 and A-2 (Page 127)

(a)	“Draw-Down” is defined as losses experienced by an account over a specified period of time.

(b)	“Largest Monthly Draw-Down” is the largest monthly loss experienced by any account included in the trading program in any calendar month expressed as a percentage of the total equity in the program and includes the month and year of such draw-down.

(c)	“Largest Peak-to-Valley Draw-Down” is the greatest cumulative percentage decline in month-end net asset value (regardless of whether it is continuous) due to losses sustained by any account included in the trading program during a period in which the initial month-end net asset value of such draw-down has not been equaled or exceeded by a subsequent month-end net asset value. The months and year(s) of such decline from the initial month-end net asset value to the lowest month-end net asset value are indicated.

For purposes of the Largest Peak-to-Valley Draw-Down calculation, any Draw-Down which began prior to the beginning of the five most recent calendar year period is deemed to have occurred during such five calendar year period.

(d)	Monthly Rate of Return (“Monthly ROR”) is calculated by dividing net performance of the Fully-Funded Subset by the beginning equity of the Fully-Funded Subset, except in periods of significant additions to or withdrawals from the accounts included in the Fully-Funded Subset.

In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully-Funded Subset method. The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by actual funds.

Monthly ROR for the periods subsequent to December 31, 2003 is calculated using the Only Accounts Traded method (“OAT” method), which is net performance divided by beginning equity subject to certain adjustments. In this calculation, accounts are excluded from both net performance and beginning equity if their inclusion would materially distort the Monthly ROR. The excluded accounts are those (i) for which there was a material addition or withdrawal during the month, (ii) which were open for only part of the month or (iii) which had no open positions during the month because they were to be permanently closed. Such accounts were not charged with material nonrecurring costs during the month.

(e)	“Annual (or Period) Rate of Return” is calculated by compounding the Monthly ROR over the months in a given year, that is, each Monthly ROR, in hundredths, is added to one (1) and the result is multiplied by the subsequent Monthly ROR similarly expressed. One is then subtracted from the product and the result is multiplied by one hundred (100). The Compound Average Annual Rate of Return is similarly calculated except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance summary and then one (1) is subtracted. The Compound Average Annual Rate of Return appears on Table A-1.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Table B-1

Winton Capital Management Limited

Pro Forma Performance

Diversified Trading Program

January 1, 2002 Through November 30, 2004

	Percentage Pro Forma Monthly Rate of Return
	2004	2003	2002
January	2.30%	5.01%	(11.23)%
February	11.50	11.38	(6.39)
March	(0.70)	(10.33)	11.58
April	(8.89)	1.58	(4.98)
May	(0.52)	9.81	(3.98)
June	(3.73)	(5.96)	7.24
July	0.63	(1.74)	4.73
August	2.59	0.18	5.34
September	5.17	0.71	6.74
October	3.41	5.19	(8.59)
November	6.41	(2.87)	(1.38)
December	—	10.03	14.06

Annual (or Period) Rate of Return	18.08%	22.61%	9.85%

Compound Average Annual Rate of Return (1/1/02-11/30/04)			17.24
Largest Monthly Draw-Down:	11.23%		(1/02)
Largest Peak-to-Valley Draw-Down:	16.90%		(1/02-2/02)

Table B-2

Winton Capital Management Limited

Actual Performance

Citigroup Diversified Futures Fund, L.P.

December 1, 2004 Through October 31, 2007

	Percentage Monthly Rate of Return
	2007	2006	2005	2004
January	3.79%	3.15%	(5.32)%	—
February	(6.67)	(3.30)	5.46	—
March	(4.73)	3.90	4.35	—
April	5.28	5.41	(4.25)	—
May	4.86	(3.57)	6.43	—
June	1.33	(2.00)	1.99	—
July	(1.96)	(1.00)	(2.97)	—
August	(1.41)	4.67	7.25	—
September	6.42	(2.15)	(6.82)	—
October	1.75	1.14	(3.22)	—
November	—	2.65	6.89	—
December	—	1.66	(5.28)	(1.37)%

Annual (or Period) Rate of Return	8.05%	10.48%	2.89%	(1.37)%

Compound Average Annual Rate of Return (12/1/04-10/31/07)				6.80%
Largest Monthly Draw-Down:			6.82%	(9/05)
Largest Peak-to-Valley Draw-Down:			9.82%	(8/05-10/05)

Notes to Tables B-1 and B-2 begin on page 19.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THESE TABLES